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HESS CORPORATION

April 5, 2024

Dear Stockholder:

You are cordially invited to participate in our annual meeting of stockholders, which will be held as a virtual meeting, on Wednesday, May 15, 2024 at 9:00 a.m., Central Time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

We are pleased to furnish our proxy materials to our stockholders over the internet, as permitted by Securities and Exchange Commission rules. We believe this process will enable us to provide you with a convenient way to access our proxy materials, while reducing the costs and environmental impact of our annual meeting. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

This proxy statement relates only to the annual meeting. As previously disclosed, on October 22, 2023, the company entered into an agreement and plan of merger (the “merger agreement”) with Chevron Corporation (“Chevron”) and Yankee Merger Sub Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary”). The merger agreement provides that, among other things and subject to the terms and conditions of the merger agreement, Merger Subsidiary will be merged with and into Hess, and Hess will be the surviving corporation in the merger as a direct, wholly-owned subsidiary of Chevron (such proposed transaction, the “merger”). Completion of the merger is subject to the satisfaction of certain closing conditions, including stockholder and regulatory approvals. We will be holding a separate special meeting of stockholders to vote on the proposed merger. For additional information related to the merger, please refer to the company’s merger proxy statement and other relevant materials to be filed with U.S. Securities and Exchange Commission (the “SEC”).

Thank you for your continued support and interest in our company. We look forward to sharing more about our company at our annual meeting.

Sincerely,

Independent Chair of the Board of Directors	Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, natural gas liquids and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected benefits, timing and completion of the proposed merger with Chevron.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements:

•	fluctuations in market prices of crude oil, natural gas liquids and natural gas and competition in the oil and gas exploration and production industry;

•	reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events;

•

potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels;

•

changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases;

•	operational changes and expenditures due to climate change and sustainability related initiatives;

•

disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber attacks, public health measures or climate change;

•

the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform;

•	unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits;

•	availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services;

•

any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets;

•	liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of Hess Midstream LP;

•	risks and uncertainties associated with our proposed merger with Chevron; and

•	other factors described in Item 1A – Risk Factors in our annual report on Form 10-K and any additional risks described in our other filings with the SEC.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

HESS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2024, at 9:00 a.m.

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held on Wednesday, May 15, 2024, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect twelve directors for the ensuing one-year term (pages 2 to 20 of the accompanying proxy statement);

2.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers (page 55);

3.	To act upon the ratification of the selection by the audit committee of Ernst & Young LLP as our independent registered public accountants (pages 56-57); and

4.	To transact any other business which properly may be brought before the meeting.

The annual meeting will be held as a virtual only meeting of stockholders. If you are a stockholder of record at the close of business on March 27, 2024, the record date for the annual meeting, you will be able to attend the annual meeting as well as submit questions and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HES2024. You will not be able to attend the annual meeting in person. Additional information on how to participate in the virtual annual meeting can be found on page 58.

By order of the board of directors,

Timothy B. Goodell

Secretary

April 5, 2024

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described in your proxy card, so that if you are unable to attend the meeting and vote electronically your shares can be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2024:

Hess Corporation’s notice of meeting, proxy statement and 2023 annual report are available at www.proxyvote.com.

The attached proxy statement is dated April 5, 2024 and is first being mailed to stockholders on or about April 5, 2024.

PROXY SUMMARY

The following section is only a summary of key elements of the proxy statement. This summary is intended to assist you in reviewing the proxy statement in advance of the annual meeting of stockholders. It does not contain all of the information you should consider, and we encourage you to read this entire proxy statement before submitting your vote.

2024 Annual Meeting Information

Date & Time Wednesday, May 15, 2024 at 9:00 a.m., Central Time	Place Online at www.virtualshareholdermeeting.com/HES2024	Record Date March 27, 2024

Voting Matters

Proposals		Board Vote Recommendation	Page Reference

1.	Election of twelve director nominees for one-year term expiring in 2025	✓ FOR each nominee	2

2.	Advisory approval of the compensation of our named executive officers	✓ FOR	55

3.	Ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2024	✓ FOR	56

Your vote is important to us. Please exercise your right to vote.

How to Vote

Over the Internet	By Telephone
Visit the website listed on your Notice of Internet Availability of Proxy Materials or proxy card or voting instruction form.	Call the toll-free telephone number listed on your proxy card or voting instruction form.

By Mail	At the Annual Meeting
Follow the instructions on your proxy card or voting instruction form.

Stockholders are invited to attend the virtual annual meeting and vote electronically.

To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or on your voting instruction form or as provided by your bank, broker or other nominee in the case of beneficial holders). See page 59 for more information.

2024 PROXY STATEMENT	ii

Proxy Summary

Our Purpose: To Be the World’s Most Trusted Energy Partner

Hess Corporation is a global Exploration and Production (“E&P”) company engaged in the exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids, and natural gas.

As a leading independent energy company, our purpose is to be the world’s most trusted energy partner through our strong company values and focus on long-term strategy. We are committed to developing oil and gas resources in an environmentally responsible and sustainable manner. We are focused on building a company that makes a positive impact for all stakeholders: our investors, employees, partners, suppliers and the communities where we operate.

Hess Values

Our company values set the framework and establish the ethical standards by which we conduct our business.

•  INTEGRITY: We are committed to the highest level of integrity in all our relationships.

•  PEOPLE: We are committed to attracting, retaining and energizing the best people by investing in their professional development and providing them with challenging and rewarding opportunities for personal growth.

•  PERFORMANCE: We are committed to a culture of performance that demands and rewards outstanding results throughout our business.

•  VALUE CREATION: We are committed to creating stockholder value based on sustained financial performance and long-term profitable growth.

•  SOCIAL RESPONSIBILITY: We are committed to meeting the highest standards of corporate citizenship by protecting the health and safety of our employees, safeguarding the environment and creating a long-lasting, positive impact on the communities where we do business.

•  INDEPENDENT SPIRIT: We are committed to preserving the special qualities and unique personality that have made us a successful independent enterprise.

Corporate Culture and Human Capital Management

Our workplace culture is guided by the Hess values and reinforced by developing quality leadership, fostering diversity, equity and inclusion, emphasizing continuous learning, creating opportunities for engagement, driving innovation and embracing Lean processes. Our Life at Hess initiative is designed to optimize the work experience for our multigenerational and diverse workforce and unlock the discretionary effort that is required to perform at a high level on a sustained basis. The Life at Hess framework encompasses programs, policies and practices, and a listening system that draws on in-person dialogues, pulse polls and data analytics to help leaders understand employees’ perspectives and to ensure the health of our company culture and alignment with our values and strategic business priorities. During 2023, we continued to adapt our work policies and benefits to prioritize emotional, mental and physical health and well-being of our employees. Our diversity, equity and inclusion practices integrate with our workplace strategy, and we have six employee resource groups that provide valuable employee insights to sustain a diverse, equitable and inclusive environment for everyone to thrive and perform at their best. We publish our annual EEO-1 Report to enhance transparency of our workforce demographics. Additionally, workforce

iii	2024 PROXY STATEMENT

Proxy Summary

activity and trends such as employee turnover, promotions, diversity, pay equity and leadership development metrics, along with qualitative information such as program development and progress, are considered by our executive-led diversity, equity and inclusion council. They are also discussed at the compensation and management development committee of our board of directors regularly throughout the year and shared with the full board. Directors have opportunities throughout the year to meet with employees across our portfolio.

Commitment to Sustainability

Hess is committed to helping meet the world’s growing energy needs in a safe, environmentally responsible, socially sensitive and profitable way. Our purpose is to be the world’s most trusted energy partner and sustainability is fundamental to our long-term strategy. We believe our focus on sustainability creates value for our stockholders and helps position us to continuously improve business performance. We describe our environment, health, safety and social responsibility (“EHS & SR”) strategy, including our five year greenhouse gas (“GHG”) reduction targets, in our 2022 sustainability report. We also have committed to eliminate routine flaring from our operations by the end of 2025 and to achieve net zero scope 1 and 2 GHG emissions on a net equity basis by 2050.

Proposed Merger with Chevron

As previously disclosed, on October 22, 2023, the company entered into the merger agreement with Chevron. The merger agreement provides that, among other things and subject to the terms and conditions of the merger agreement, Merger Subsidiary will be merged with and into Hess, and Hess will be the surviving corporation in the merger as a direct, wholly-owned subsidiary of Chevron. Completion of the merger is subject to the satisfaction of certain closing conditions, including stockholder and regulatory approvals. We will be holding a separate special meeting of stockholders to vote on the proposed merger. For additional information related to the merger, please refer to company’s merger proxy statement and other relevant materials to be filed with the SEC when they become available.

2023 Corporate Performance Highlights

In 2023, we continued to successfully execute our strategy and achieve strong operational and financial performance.

Operations	Cash Flows	Capital Returns	Exploration	Reserves

Operated 4 rigs, drilling 118 wells and bringing 113 wells into production in the Bakken in 2023

In Guyana, commenced production at Payara significantly ahead of schedule, successfully sanctioned a 5th development at Uaru and submitted a 6th development at Whiptail for government approval

Net cash provided by operating activities of approximately $3.9 billion during 2023

Total liquidity of approximately $5.0 billion as of December 31, 2023, excluding Midstream and including committed credit facilities

		Increased annual cash dividends on common stock to $1.75 per share, up from $1.50 per share in 2022 and $1.00 per share in 2021	Continued exploration and appraisal success on the Stabroek Block offshore Guyana and an oil discovery at Pickerel in the Gulf of Mexico	Delivered 178% organic reserve replacement

2024 PROXY STATEMENT	iv

Proxy Summary

Director Nominees

	Diverse	Committee Memberships
		Audit	Compensation	Governance	EHS

Terrence J. Checki* Former EVP, Federal Reserve Bank of NY		Chair	●	●

Leonard S. Coleman, Jr.* Former President of the National League of Major League Baseball; Former Commissioner of the New Jersey Department of Energy	✓			●	●

Lisa Glatch* Former President LNG & Net-Zero Solutions, Sempra Infrastructure	✓				●

John B. Hess Chief Executive Officer

Edith E. Holiday* Corporate Director and Trustee	✓			Chair

Marc S. Lipschultz* Co-CEO and Director of Blue Owl Capital Inc.			Chair

Raymond J. McGuire* President of Lazard Ltd	✓			●

David McManus* Former EVP, Pioneer Natural Resources			●		●

Kevin O. Meyers* Former SVP of Americas E&P, ConocoPhillips		●			Chair

Karyn F. Ovelmen* EVP and CFO, Newmont Corporation	✓	●

James H. Quigley* Independent Chair of the Board; Former Chief Executive Officer, Deloitte, Touche Tohmatsu Limited		●	●

William G. Schrader* Former COO, TNK-BP Russia		●			●
*	Independent Director

Independent Director Nominee Characteristics

When evaluating nominees for our board of directors, the corporate governance and nominating committee considers diversity of viewpoints, background and experience, including diversity of race, gender, nationality, ethnicity and sexual orientation, as well as tenure and age.

v	2024 PROXY STATEMENT

Proxy Summary

Director Skills, Experiences and Expertise

When evaluating nominees for our board of directors, the corporate governance and nominating committee considers the following attributes to ensure effective oversight of our strategy and culture and effective representation of the interests of all stockholders.

Skills, Experience and Expertise	Relevance

C-Suite Executive	Track record of leadership and expertise related to the management and oversight of large and complex organizations

Environmental, Social & Governance	Understanding of key topics necessary for oversight of the company’s goal-setting, progress and initiatives related to sustainability, climate, environmental, social and governance matters

Financial, Banking & Risk Management	Expertise in finance, banking and risk management necessary to provide oversight of reporting, capital allocation and risk-related decision-making

Innovation & Technology	Background in overseeing innovative technology topics related to the business

International	Experience managing and overseeing business activities internationally

Oil & Gas	Understanding of broader industry trends and the nuances of the oil & gas business strategy and operations

Public Policy & Regulatory	Experience with navigating governmental, public policy and regulatory concerns related to the oil & gas industry and the company’s business and strategy

C-Suite Executive 9 of 12 nominees	Environmental, Social & Governance 9 of 12 nominees	Financial, Banking & Risk Management 6 of 12 nominees	Innovation & Technology 5 of 12 nominees

International 11 of 12 nominees	Oil & Gas 7 of 12 nominees	Public Policy & Regulatory 9 of 12 nominees

Strong Governance Practices Promote Alignment with Stockholder Interests

✓	Independent directors (11 of 12 nominees)

✓	Independent board chair

✓	Continuous focus on board refreshment

✓	Annual board and committee evaluations

✓	Stockholder proxy access

✓	Annual election of directors

✓	Strong risk-oversight culture
✓	No poison pill

✓	Stock ownership policy for executives and directors

✓	Majority vote for director elections

✓	Annual CEO performance evaluation led by the board

✓	Independent board committees

✓	Engagement with stockholders representing approximately 70% of outstanding shares

2024 PROXY STATEMENT	vi

Proxy Summary

Executive Compensation Tied to Company Performance

Compensation Objective

We strive to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation, which includes a base salary, annual incentive, and long-term incentives. The board oversees our compensation program and ensures that we implement our objectives by setting short-term targets that lead to long-term success and long-term targets based on total shareholder return (“TSR”). We also regularly engage with stockholders to ensure we fully understand the factors they consider to be the most important when evaluating our company, including our executive compensation program. At our 2023 annual meeting of stockholders, approximately 98% of shares present and entitled to vote supported our 2022 executive compensation program.

Pay Mix

The majority of executive compensation is variable and performance based. For our CEO and other named executive officers (“NEOs”), approximately 90% and 84%, respectively, of 2023 target total direct compensation was variable. Variable pay directly ties each NEO’s pay to company performance outcomes, including financial results, operational results, strategic initiatives, and stock price performance. Our CEO’s long-term incentive mix consists of a combination of performance share units (“PSUs”) and stock options, making 100% of his long-term incentive compensation performance-contingent and closely aligning his total compensation to the company’s long-term performance.

Key Compensation Actions

Over the last several years, the compensation and management development committee (“committee”) has taken thoughtful actions to respond to the impacts of the evolving operating environment and market conditions on our business outlook and performance. For 2023, the committee approved certain updates to our 2023 NEO total direct compensation as a result of a competitive, industry-based compensation review as well as assessments of our current and anticipated operating conditions. These updates included increases to base salaries and target award opportunities under our annual incentive plan (“AIP”) for select NEOs, excluding our CEO and COO. The committee also approved increases to target long term incentive (“LTI”) awards for all NEOs, including our CEO and COO. These updates overall are proportionally weighted heaviest on LTI awards to reinforce our focus on long-term performance and recognize the retention value of long-term compensation.

Ultimate payouts under the AIP and PSU programs are determined based on attainment of pre-established metrics and remain highly sensitive to stockholder returns and our operational and strategic performance. The committee follows a rigorous target setting process each year to ensure the enterprise performance metrics of our AIP include challenging, yet attainable, targets for executives designed to align our executives’ interests with those of our stockholders. The committee also considers a number of factors when determining appropriate individual AIP target percentages, including the executive’s position within the company, his or her corresponding responsibilities, and the competitive annual incentive opportunity for similar positions at other companies in our industry.

In 2023, as part of its ongoing assessment of the company’s compensation programs, the committee determined to make changes to our AIP and PSU programs impacting all participants, including the NEOs. First, the committee

vii	2024 PROXY STATEMENT

Proxy Summary

approved an enterprise-wide strategic modifier to better recognize qualitative accomplishments under the AIP. In 2023, the strategic modifier was based on five evaluation themes that were determined at the beginning of the year and assessed in early 2024 based on a comprehensive review of performance against each theme: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability. The strategic modifier may increase or decrease payout of the AIP by up to 25%, with total enterprise performance payout capped at 200%. The committee believes that the strategic modifier accounts for important enterprise-wide qualitative factors not otherwise quantifiable under the existing AIP metrics and is consistent with peer company practices.

ILLUSTRATION OF AIP DESIGN

Target Cash Incentive Opportunity ($)	X	Enterprise Performance Payout Range: 0%-200% of target = Enterprise Performance Metrics 0%-200% of target + Strategic Modifier +/- 0%-25% of target	X	Individual Performance Modifier +/- 0%-25% of target Payout can be reduced to 0%	=	Actual Cash Incentive Award ($) Payout capped at 200% of target

Second, the committee determined to make adjustments to the 2023 PSU program in order to ensure its continued effectiveness in an evolving and consolidating industry environment. Beginning with the 2023 PSUs awards, performance will be determined based on the compound annual growth rate (“CAGR”) of the company’s total shareholder return for the three-year performance period ending December 31, 2025 compared to the CAGR of the XOP Total Return Index during the same period. The XOP Total Return Index consists primarily of U.S. oil and gas E&P companies, including the company’s 2023 peer group, and provides increased stability in assessing performance given ongoing industry consolidation. The committee determined to retain the S&P 500 Total Return Index as a performance modifier to increase or decrease payout of the 2023 PSUs by up to 10% of target based on the CAGR of the company’s TSR for the performance period compared to the CAGR of the S&P 500 Total Return Index during the same period. As part of this change, the committee modified the PSU payout range from 0-200% to 0-210%. The inclusion of the S&P 500 Total Return Index modifier maintains the company’s commitment to measure returns against both the company’s industry and the broader market.

Accordingly, the committee made the following determinations for 2023 compensation:

Timeline	Component	Action

February 2023 Set pay levels and performance targets for 2023	Salary	• No increases for our CEO or COO. • Other NEOs received increases between 3.0% and 7.1%.
	AIP Targets	• No increases for our CEO or COO. • Other NEOs received increases between 3.3% and 11.1%.
	2023 LTI Grants	• NEO LTI award targets increased for each NEO between 15.0% and 18.9%.

March 2024 Approved enterprise and individual performance for incentive plans based on final 2023 performance	2023 AIP Enterprise Performance

•  AIP achieved at 165.5% performance, inclusive of 25% strategic modifier.

•  Strong year operationally and financially resulted in above target final enterprise performance results of annual goals, as described on page 30.

	2021-23 PSU Performance	• PSUs earned at 66% of target. • Hess achieved a 232% TSR over the three year performance period, ranking eighth among our comparator group.

2024 PROXY STATEMENT	viii

Proxy Summary

TSR Performance

We are focused on building long-term value in an industry where investments require significant capital and generally take several years before generating returns. The board believes that TSR is the most effective measure of long-term value creation currently available. Accordingly, vesting and payouts under our PSUs are tied to relative TSR to effectively measure our performance.

For the 2021-2023 performance cycle, we achieved a 232% TSR over the three year performance period, ranking eighth among our 2021 comparator group of peer companies and the S&P 500 Total Return Index, resulting in a PSU payout at 66% of target. Our three-year TSR also greatly exceeded the TSR of the S&P 500 Total Return Index of 32% for the performance period. While we had exceptional TSR over the performance period, our relative TSR results compared to peers was impacted by our company’s early recovery in navigating the low oil price environment in 2020.

Over a five year period, our TSR ranks highest among our comparator group of peer companies and the S&P 500 Total Return Index, as illustrated in the chart below:

ix	2024 PROXY STATEMENT

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders to be held on Wednesday, May 15, 2024, at 9:00 a.m. Central Time virtually, via live webcast. You will be able to attend the annual meeting as well as submit questions and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HES2024.

On or about April 5, 2024, we commenced mailing this proxy statement, the notice of annual meeting and the proxy card to stockholders. Holders of record of common stock of the company at the close of business on March 27, 2024 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. As of March 27, 2024, there were 308,102,605 shares of common stock outstanding and entitled to vote at the annual meeting. There are no other voting securities of the company outstanding. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

In accordance with SEC rules, we are making our proxy materials available to stockholders over the internet. On or about April 5, 2024, we mailed the Notice of Internet Availability of Proxy Materials to our stockholders (the “Notice”). The Notice contains instructions on how to access this proxy statement and our annual report and submit a proxy over the internet. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice.

If at the close of business on March 27, 2024 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. Brokers are not permitted to vote your shares with respect to Proposal 1, the election of directors, or Proposal 2, the advisory vote on executive compensation, without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker so that your vote can be counted.

If you are a stockholder of record, you can vote by using the internet or by calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card or the Notice. A control number, located on the instruction sheet attached to the proxy card or the Notice, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the board of directors. For more information, see “Questions and Answers About the Annual Meeting and Voting” beginning on page 58.

This proxy statement relates only to the annual meeting. As previously disclosed, on October 22, 2023, the company entered into the merger agreement with Chevron. The merger agreement provides that, among other things and subject to the terms and conditions of the merger agreement, Merger Subsidiary will be merged with and into Hess, and Hess will be the surviving corporation in the merger as a direct, wholly-owned subsidiary of Chevron. Completion of the merger is subject to the satisfaction of certain closing conditions, including stockholder and regulatory approvals. We will be holding a separate special meeting of stockholders to vote on the proposed merger. For additional information related to the merger, please refer company’s merger proxy statement and other relevant materials to be filed with the SEC when they become available.

2024 PROXY STATEMENT	1

PROPOSAL 1: ELECTION OF DIRECTORS

Majority Voting Standard

It is intended that proxies will be voted for the nominees set forth below. The company’s by-laws provide for majority voting in uncontested elections of directors, which is the case for the election of directors at the annual meeting. To be elected as a director of the company at the annual meeting, nominees must receive a majority of the votes cast. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes are not counted as votes cast.

If a director is not elected at the annual meeting and no successor has been elected at the annual meeting, the director is required to promptly tender his or her resignation to the board. The corporate governance and nominating committee is then required to make a recommendation to the board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. These procedures are described in full in our by-laws, which may be found on the company’s website at www.hess.com.

It is expected that all candidates will be able to serve. However, if before the annual meeting any nominee in this proxy statement is unable to serve, or for good cause will not serve as a director, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors to fill the vacancy unless the board reduces the number of directors to be elected at the annual meeting.

Nominees for Director

The following table presents information as of January 17, 2024 about the nominees for election as directors of the company at the annual meeting, including the specific experience, qualifications, attributes and skills that led the board to conclude that such person should serve as a director. All of the directors on the board are elected for a one-year term expiring in 2025, unless the closing of the merger with Chevron occurs prior to such date.

Terrence J. Checki

Independent Director

Age: 78

Director Since: 2014

Committees Served: Audit (Chair), Compensation, Governance

Principal Occupation: Former Executive Vice President and Head, Emerging Markets and International Affairs, Federal Reserve Bank of New York.

Other Directorships: Director or trustee of various Franklin Templeton funds.

Skills and Experience

Mr. Checki has significant experience and expertise in complex domestic and international economic matters and public policy, having served in multiple leadership roles at the Federal Reserve Bank of New York, most recently as Head of Emerging Markets and International Affairs. His knowledge of global economic issues, along with his experience in international relations and management, provide a critical perspective to the Hess board pertaining to economic and international issues and risks. Mr. Checki currently chairs our audit committee.

Leonard S. Coleman, Jr.

Independent Director

Age: 74

Director Since: 2016

Committees Served: Governance, EHS

Principal Occupation: Former President of the National League of Major League Baseball and Former Commissioner of the New Jersey Department of Energy.

Other Directorships: Omnicom Group Inc. and Santander Consumer USA Holdings Inc. (private effective January 2022). Former Director, Avis Budget Group, Inc. and Electronic Arts Inc.

Skills and Experience

Mr. Coleman brings to the Hess board substantial senior management experience, including leadership positions at Major League Baseball and deep public, energy sector experience from his role as Commissioner of the New Jersey Department of Energy, enabling him to provide the Hess board with a critical viewpoint on business development and government relations. Additionally, Mr. Coleman has extensive corporate governance experience from his prior directorships, contributes to the racial diversity of the Hess board and plays a critical role in overseeing the company’s diversity, equity and inclusion initiatives.

2	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Nominees for Director

Lisa Glatch Independent Director Age: 61 Director Since: 2022 Committees Served: EHS Principal Occupation: Former President LNG & Net-Zero Solutions, Sempra Infrastructure.

Other Directorships: Fluor Corporation and Xylem Inc. Former Director, Evoqua Water Technologies Corp. and Infraestructura Energética Nova, S.A.B. de C.V.

Skills and Experience

Ms. Glatch brings deep experience in sustainability, energy policy, operations and innovation functions. At Sempra, an energy infrastructure company, Ms. Glatch held multiple leadership roles since 2018 related to gas infrastructure, carbon sequestration and next-generation energy technologies. Prior to that, she was EVP, Chief Strategic Development Officer of CH2M Hill Companies Ltd. from 2014 to 2017, SVP of Global Sales for Jacobs Engineering Group Inc. from 2012 to 2014 and spent 24 years with Fluor Corporation in a range of senior management positions. She provides a valuable perspective to the Hess board to guide the company’s strategy and sustainability efforts.

John B. Hess
Age: 69 Director Since: 1978 Principal Occupation: Chief Executive Officer of Hess Corporation and Hess Midstream GP LLC, the General Partner of Hess Midstream LP.

Other Directorships: Hess Midstream GP LLC. Former Director, KKR & Co. Inc.

Skills and Experience

Mr. Hess has over 45 years of experience with the company, serving as Chief Executive Officer since 1995. He is a leading voice in the global energy industry, with a deep understanding of sector trends, opportunities and risks and singular knowledge of the company’s development, strategy and operations. He and his family have been long-term stockholders and have had a long-standing commitment to the company.

Edith E. Holiday

Independent Director

Age: 71

Director Since: 1993

Committees Served: Governance (Chair)

Principal Occupation: Former Assistant to the President of the United States and Secretary of the Cabinet and Former General Counsel, United States Department of the Treasury.

Other Directorships: Director or trustee of various Franklin Templeton funds. Former Director, Canadian National Railway Company, Santander Consumer USA Holdings Inc. and White Mountains Insurance Group Ltd.

Skills and Experience

Ms. Holiday brings an informed perspective on policy and government relations to the Hess board, including in the areas of corporate governance, risk management and the economy. She was the first woman to serve as General Counsel of the U.S. Treasury Department and has been Assistant to the President of the United States. Ms. Holiday currently chairs our corporate governance and nominating committee, which oversees the company’s corporate governance practices.

Marc S. Lipschultz

Independent Director

Age: 54

Director Since: 2016

Committees Served: Compensation (Chair)

Principal Occupation: Co-CEO, Blue Owl Capital Inc; Former Co-founder and President of Owl Rock Capital Partners and Co-Chief Investment Officer of Owl Rock Capital Advisors.

Other Directorships: Blue Owl Capital Inc.

Skills and Experience

Mr. Lipschultz brings significant energy, infrastructure, investment, finance and management experience to the Hess board, including two decades as the former Global Head of Energy and Infrastructure at KKR & Co. LP and as Co-CEO of Blue Owl Capital Inc. His extensive career in the industry, which includes direct lending, investing and M&A activities, enables the Hess board to have a greater understanding of the financial risks and opportunities for the company. He currently chairs the compensation and management development committee.

2024 PROXY STATEMENT	3

Proposal 1: Election of Directors + Nominees for Director

Raymond J. McGuire
Independent Director Age: 66 Director Since: 2022 Committees Served: Governance Principal Occupation: President of Lazard Ltd.

Other Directorships: Vornado Realty Trust. Former Director, KKR & Co. Inc.

Skills and Experience

Mr. McGuire has over 35 years of experience in finance and corporate strategy. Before joining Lazard in April 2023, he previously served as Vice Chairman of Citigroup from 2018 to 2020. He joined Citigroup in 2005, serving as Global Co- Head of Investment banking from 2005 to 2008, Global Head of Corporate and Investment Banking from 2008 to 2018 and as Vice Chairman from 2018 to 2020. Prior to that, Mr. McGuire served as Global Co-Head of Mergers and Acquisitions at Morgan Stanley from 2003 to 2005 and held various senior roles at Merrill Lynch & Co., Inc., Wasserstein Perella & Co., Inc. and The First Boston Corporation (Credit Suisse). Mr. McGuire also contributes to the racial diversity of the Hess board and was a candidate in the 2021 New York City Democratic mayoral primary, with a focus on shared prosperity, racial equity and economic recovery from COVID-19.

David McManus

Independent Director

Age: 70

Director Since: 2013

Committees Served: Compensation, EHS

Principal Occupation: Former Executive Vice President and Head of International Operations, Pioneer Natural Resources Co.

Other Directorships: FLEX LNG Limited and Genel Energy plc. Former Director, Costain Group plc.

Skills and Experience

Mr. McManus brings decades of industry experience in upstream oil and gas operations to the Hess board, including expertise gained as Head of International Operations at Pioneer Natural Resources. Mr. McManus’ deep operational expertise, understanding of the global energy landscape and in-depth knowledge of international markets helps the Hess board analyze asset portfolio opportunities and potential risks as it guides and oversees the company’s long-term strategy.

Kevin O. Meyers, Ph.D.

Independent Director

Age: 70

Director Since: 2013

Committees Served: EHS (Chair), Audit

Principal Occupation: Independent Energy Consultant. Former Senior Vice President of E&P for the Americas, ConocoPhillips.

Other Directorships: Precision Drilling Corporation. Former Director, Denbury Inc. and Hornbeck Offshore Services, Inc.

Skills and Experience

Dr. Meyers has over 40 years of experience in E&P, both domestic and international, and provides the Hess board with knowledge and insights gained from decades of managing E&P operations in geographies relevant to Hess’ focused portfolio. He also has experience in sustainable energy strategies, including carbon capture and storage, from his directorship at Denbury Inc. Dr. Meyers currently chairs the environmental, health and safety committee.

4	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Nominees for Director

Karyn F. Ovelmen

Independent Director

Age: 60

Director Since: 2020

Committees Served: Audit

Principal Occupation: Executive Vice President and Chief Financial Officer, Newmont Corporation; Former Gas and Power Transformation Leader, General Electric Company and Former Executive Vice President and Chief Financial Officer, Flowserve Corporation.

Other Directorships: ArcelorMittal S.A. Former Director, Gates Industrial Corporation plc.

Skills and Experience

Ms. Ovelmen has over 25 years of financial, accounting and operating experience across the energy, mining, manufacturing, retail and distribution industries. She currently serves as Executive Vice President and Chief Financial Officer of Newmont Corporation since May 2023. She previously served as Gas and Power Transformation Leader at the General Electric Company during 2019 and as Executive Vice President and Chief Financial Officer of Flowserve Corporation from 2015 to 2017. She also held senior financial positions at LyondellBasell Industries N.V., Petroplus Holdings AG, Argus Services Corporation and Premcor Refining Group Inc. and spent 12 years with PricewaterhouseCoopers LLP, primarily serving energy industry accounts. Her understanding of the financial risks and opportunities within the oil and gas industry provides the Hess board with a crucial viewpoint for the company’s financial planning and long-term strategy.

James H. Quigley

Independent Chair

Age: 71

Director Since: 2013

Committees Served: Audit, Compensation

Principal Occupation: Chair of the Board of Hess Corporation; Former Chief Executive Officer, Deloitte, Touche Tohmatsu Limited.

Other Directorships: Former Director, Wells Fargo & Company.

Skills and Experience

Mr. Quigley brings to the Hess board extensive global experience in management, business strategy, governance, finance, accounting, tax, and regulatory matters, including expertise gained from leading Deloitte, Touche Tohmatsu Limited, one of the world’s largest accounting and consulting firms. During his 38 years at Deloitte, he was a trusted consultant on strategic leadership and operating matters to senior management teams of multinational companies across multiple industries. He currently serves as the independent chair of the Hess board.

William G. Schrader
Independent Director Age: 65 Director Since: 2013 Committees Served: Audit, EHS Principal Occupation: Former Chief Operating Officer, TNK-BP Russia.

Other Directorships: Former Director, Challenger Energy Group PLC and Ophir Energy plc (African oil and gas exploration company).

Skills and Experience

Mr. Schrader has deep operational expertise in international E&P activities, including leading the transformation of BP’s global E&P portfolio while navigating regulatory and political matters in international markets. His experience as a disciplined E&P operator with experience in production sharing structures, government relations and delivering returns provides the Hess board with a unique understanding of the operational and regulatory environments where Hess operates.

The board of directors unanimously recommends that stockholders vote FOR the election of each of the twelve director nominees named above.

2024 PROXY STATEMENT	5

Proposal 1: Election of Directors + Director Nominations

Director Nominations

The corporate governance and nominating committee is responsible for recommending to the board qualified candidates for election as directors. In advance of each annual meeting, the committee meets to recommend nominees for election at the annual meeting. From time to time throughout the year, the committee reviews the mix of skills, qualifications and experience of the directors currently on the board and seeks to identify individuals whose skills, qualifications and experience will supplement and contribute to the effectiveness of the board.

The corporate governance and nominating committee and the board believe that the board collectively should encompass a broad range of skills, expertise, general industry knowledge and diversity of opinion. New perspectives and ideas are essential to the proper functioning of the board as is the experience and institutional knowledge of longer-tenured directors. The board has undergone significant refreshment over the last decade, and each of the three newest members enhance the diversity of the board. The corporate governance and nominating committee regularly evaluates potential candidates to support ongoing refreshment, prioritizing sourcing diverse director candidates with key skills that are important to our strategy.

In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community;

•	current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business;

•	ability and willingness to commit adequate time to board and committee matters;
•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company;

•	diversity of viewpoints, background and experience; and

•	compatibility with independence and other qualifications established by applicable law and rules.

The corporate governance and nominating committee, in making its recommendations for nominees, will also consider carefully how nominees’ other directorships as well as other business and professional commitments may affect a nominee’s ability to commit adequate time to board and committee matters. The corporate governance and nominating committee did not recommend any changes to the 2024 nominees in light of the pending merger with Chevron.

Board Diversity

As noted above, among the criteria used to evaluate nominees for the board is diversity of viewpoints, background and experience, including diversity of race, gender, nationality, ethnicity and sexual orientation as well as professional background and industry experience. The board believes that such diversity provides varied perspectives which promote active and constructive dialogue among board members and between the board and management, resulting in more effective oversight. The board believes this diversity is demonstrated in the varied backgrounds, experience, qualifications and skills of the current members of the board. In the board’s executive sessions and in annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

In accordance with the company’s corporate governance guidelines, the board is committed to seeking out qualified diverse candidates who meet the applicable search criteria, including women and minority candidates, to include in the pools from which potential nominees are considered (also known as the “Rooney Rule”). To further this goal, in 2023 the corporate governance and nominating committee retained Russell Reynolds Associates, a director and executive search and recruiting firm, to identify and review potential independent director candidates and assist the committee and the board in assessing their qualifications and promoting the consideration of diverse candidates. The committee has not paid fees to any other third parties to assist in identifying or evaluating potential nominees. Each of the nominees for election at the 2024 annual meeting were recommended by the non-management directors of the corporate governance and nominating committee, with the input of senior management and the committee’s consultants and advisors.

6	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Director Nominations

Stockholder Recommendations and Proxy Access

Stockholders may suggest candidates by writing to the corporate governance and nominating committee, in care of the corporate secretary of the company at the address set forth on page 63. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by SEC rules for director nominees and contact information for the candidate. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

In 2015, our board adopted a proxy access by-law that permits a stockholder, or group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our board of directors. Stockholders and nominees must satisfy the requirements set forth in the by-laws in connection with such nominations. We believe that this by-law provision provides meaningful and effective proxy access rights to our stockholders, and balances those benefits against the risk of misuse by stockholders with interests that are not shared by a significant percentage of our stockholders.

Board Evaluation

Our board is committed to continuous improvement and recognizes the importance of a thorough evaluation process to enhance board performance and effectiveness. Our corporate governance and nominating committee oversees the annual performance evaluation of the board and ensures that each of the board’s committees conducts an annual self-evaluation. The chair of the corporate governance and nominating committee also oversees the evaluation of our board chair. Below is a summary of the board self-evaluation conducted in 2023.

Our board evaluations are designed to solicit input and perspective on various topics, including:

•	board structure, size and composition, including director skills and experience;

•	committee structure and allocation of responsibilities;

•	conduct of meetings, including cadence, length and opportunity for director input and meaningful discussion;

•	materials and information, including quality, timeliness and relevance;

•	director orientation and education;

•	director performance, including attendance, preparation and participation;
•	access to management and internal and external experts, resources and support;

•	key areas of focus for the board, including strategy, sustainability, crisis management and stockholder engagement;

•	committee structure and process, member and chair performance, duties and functions and management support; and

•	performance of the board chair, including communication, relationship with management, availability, focus on appropriate issues and inclusiveness.

2024 PROXY STATEMENT	7

Proposal 1: Election of Directors + Board Leadership Structure / Independent Chair

Board Leadership Structure / Independent Chair

Our by-laws provide separate positions for the chair of the board and chief executive officer. Mr. Quigley serves as the independent chair of the board and Mr. Hess serves as CEO and a director of the board.

The board currently believes that having a separate chair and chief executive officer allows for better alignment of corporate governance with stockholder interests and aids in the board’s oversight of management and the board’s ability to carry out its roles and responsibilities on behalf of the stockholders. The board also believes that the separation of the roles of chair and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chair’s leadership and financial, governance and regulatory experience.

The chair, an independent member of the board who has not previously served as an executive officer of the company, is appointed by the board annually.

As set forth in the company’s corporate governance guidelines, the responsibilities of the chair include:

•	acting as chair of regular and special meetings of the board;

•	acting as chair of executive sessions or other meetings of the independent directors and leading such executive sessions and meetings;

•	determining if special meetings of the board should be called (but without prejudice to any rights of others to call special board meetings);

•	acting as a liaison between the chief executive officer and the board and facilitating communication between meetings, including discussing action items with the chief executive officer following executive sessions;
•	consulting with the chief executive officer regarding agenda items and appropriate materials for board meetings, and the allocation of time to each discussion topic on the agenda and coordinating with committee chairs to facilitate their meetings;

•	presiding over the annual stockholders meeting;

•	being available to participate in or facilitating appropriate meetings with stockholders; and

•	partnering with the chair of the compensation and management development committee to conduct the annual performance evaluation of the chief executive officer and relay board feedback.

Director and Nominee Independence

The board of directors has affirmatively determined that all of the current directors on the board, other than Mr. Hess, and that eleven of the twelve nominees for election at the annual meeting, namely, Mr. Checki, Mr. Coleman, Ms. Glatch, Ms. Holiday, Mr. Lipschultz, Mr. McGuire, Mr. McManus, Dr. Meyers, Ms. Ovelmen, Mr. Quigley, and Mr. Schrader, are independent within the meaning of the rules and standards of the New York Stock Exchange (“NYSE”). The board determined that these directors and nominees not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors.

Meeting Attendance

The board of directors met ten times in 2023, including three special meetings. Each incumbent director attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of the committees of the board of directors on which he or she served during 2023.

Non-management directors meet without members of management present after each regularly scheduled board meeting. The chair of the board of directors presides at these meetings.

All of the current directors who were serving as a director at the time of last year’s annual meeting attended that meeting.

8	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Corporate Governance Guidelines

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with the rules of the NYSE. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the NYSE and the SEC applicable to all directors, officers and employees, including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. The company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at the address set forth on page 63.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the chair of the board of directors, Hess Corporation, at the address set forth on page 63. Stockholders may also communicate directly to the chair by e-mail to BoardChairman@hess.com. Communications sent by mail or e-mail will be reviewed by the chair and will be referred for resolution and response as deemed appropriate by the chair. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. The company’s policies provide that if any company representative, including a director or an officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related party transaction occurred in the prior fiscal year. If any proposed or existing related party transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the disinterested members of the audit committee will determine whether the transaction serves the best interest of the company and its stockholders and whether if proposed, it may proceed and if existing, it may continue to exist. The general counsel and the disinterested members of the audit committee will determine the appropriate scope of, and process for, the review of any such transaction based on the then existing facts and circumstances of the transaction in view of applicable listing standards of the NYSE. During 2023, there were no transactions in excess of $120,000 between the company and a related person in which the related person had or will have a direct or indirect material interest.

2024 PROXY STATEMENT	9

Proposal 1: Election of Directors + Committees of the Board

Committees of the Board

The board has four standing committees: the compensation and management development committee, the corporate governance and nominating committee, the audit committee and the environmental, health and safety committee. Each committee’s written charter is available on our website at www.hess.com and also available without charge upon request to the company’s corporate secretary at the address set forth on page 63. The board receives regular reports from each committee and discusses matters of particular concern or importance.

Compensation and Management Development Committee
Mr. Lipschultz (Chair) Mr. Checki Mr. McManus Mr. Quigley All committee members are independent	6 meetings in 2023

The committee’s principal responsibilities are to:

•  review and approve the company’s overall compensation and human capital management philosophy;

•  establish performance goals and objectives for the company’s chief executive officer and review the goals set by the company’s chief executive officer for the other named executive officers;

•  review the performance and approve the compensation of the company’s chief executive officer and other named executive officers;

•  provide oversight and monitor the company’s compensation and benefit programs, including the company’s pension, savings, bonus, medical, health and wellness plans;

•  administer and make awards of stock-based compensation under the company’s long-term incentive plans;

•  review human capital programs, including management succession, learning and development as well as diversity, equity and inclusion policies;

•  oversee the assessment of potential risks to the company from its compensation programs and policies;

•  approve the retention and review the performance and independence of compensation consultants to the committee; and

•  prepare an annual report on executive compensation for the company’s proxy statement.

Executive Compensation. The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page 21.

Corporate Governance and Nominating Committee
Ms. Holiday (Chair) Mr. Checki Mr. Coleman Mr. McGuire All committee members are independent	4 meetings in 2023

The committee’s principal responsibilities are to:

•  develop and recommend to the board the criteria for board membership;

•  identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board;

•  review and make recommendations to the board regarding the size and composition of the board of directors and the establishment and composition of committees;

•  oversee board, committee and chair performance evaluations;

•  identify and recommend to the board potential continuing education opportunities for directors;

•  periodically review and, if appropriate, make recommendations to the board relating to board practices and corporate governance; and

•  develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company.

Director Candidates. This committee recommends for election as directors qualified, diverse candidates identified through a variety of sources, as described on page 6.

10	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Committees of the Board

Audit Committee
Mr. Checki (Chair) Dr. Meyers Ms. Ovelmen* Mr. Quigley* Mr. Schrader *Audit committee financial expert All committee members are independent and financially literate.	5 meetings in 2023, plus 4 reviews of quarterly financial results

The audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, the investment community and others, including to:

•  review and discuss with management, internal audit and the independent registered public accountants matters relating to the company’s financial statements, earnings releases and annual and quarterly reports;

•  meet with management, internal audit and the independent registered public accountants to review and discuss the company’s financial reporting practices and accounting policies and systems, including the appropriateness of management’s application of those policies;

•  review and discuss with management, internal audit and the independent registered public accountants the adequacy and effectiveness of the company’s internal controls over financial reporting and disclosure controls and procedures;

•  appoint and oversee the independent registered public accountants, determine their compensation and review their qualifications, performance and independence from management when deciding whether to retain the independent registered public accountants;

•  review the scope and results of the internal audit program and the performance of the internal audit function;

•  review and discuss with management the company’s policies with respect to risk assessment and risk management, including cybersecurity and the company’s overall insurance coverage; and

•  review compliance with legal and regulatory requirements and company policies and procedures and discuss the effectiveness of the company’s legal, regulatory and ethical compliance programs.

No member of the audit committee serves on the audit committees of more than three public companies, including ours.

Environmental, Health and Safety Committee
Dr. Meyers (Chair) Mr. Coleman Ms. Glatch Mr. McManus Mr. Schrader All committee members are independent	3 meetings in 2023

The committee’s principal responsibilities are to:

•  assist the board’s oversight of the company’s sustainability and EHS practices, so that sustainability and EHS risks and opportunities are taken into account when making strategic decisions, including those with the potential to affect the people, environment and communities where we operate;

•  develop recommendations to the board for the formulation and adoption of policies, programs and practices to address sustainability and EHS risks and opportunities, including climate-change related issues, trends and developments;

•  review and monitor the company’s compliance with policies, programs and practices concerning sustainability, EHS and climate-change related issues;

•  identify, evaluate and monitor sustainability, EHS and climate-related risks, domestic and international, which affect or could affect the company’s business activities, performance and reputation;

•  periodically review sustainability, EHS and climate-change related legislative and regulatory issues affecting the company’s business and operations; and

•  review emergency response planning procedures for EHS events.

2024 PROXY STATEMENT	11

Proposal 1: Election of Directors + Report of the Audit Committee

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. Ernst & Young LLP, the company’s independent registered public accountants, are responsible for expressing an opinion on the effectiveness of internal controls over financial reporting and the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee is composed of independent directors and operates in accordance with a charter approved by the board of directors, which is available at www.hess.com. The charter sets forth the audit committee’s responsibilities, which are summarized under “Committees of the Board” on page 11. The committee reviews its charter annually and, when appropriate, makes recommendations for changes to the board.

2023 Actions of the Audit Committee

The audit committee met five times during 2023 and met in executive session after each of those meetings. Additionally, the audit committee met four times to review quarterly financial results.

During 2023, the audit committee met with management, Ernst & Young LLP and internal auditors and among other things:

•

reviewed and discussed with management and Ernst & Young LLP our audited financial statements included in our annual report on Form 10-K and quarterly unaudited financial statements included in quarterly reports on Form 10-Q prior to filing with the SEC;

•

discussed with management and Ernst & Young LLP accounting policies and management’s application of those policies as they relate to the company’s financial results, significant judgments inherent in the financial statements, disclosures, including risks and opportunities related to climate change as well as the pending merger with Chevron, and other matters required by generally accepted auditing standards;

•

discussed with Ernst & Young LLP all matters and communications required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including matters related to independence, received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding their independence and “critical audit matters” identified by the Ernst & Young LLP arising from the audit of the company’s financial statements;

•

reviewed and discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;

•

reviewed and discussed with management, the internal auditor, and Ernst & Young LLP, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s opinion about the effectiveness of our internal control over financial reporting;

•

reviewed the scope and results of the internal audit program and received from the internal auditor summaries of significant reports to management prepared by the internal auditing department and management’s responses;

•

reviewed and discussed matters related to risk, risk controls and compliance and inquired about significant financial risk exposures, assessed the steps management is taking to mitigate these risks, and reviewed our policies for risk assessment and risk management;

•	met with management regarding our technology systems and cybersecurity incident detection, defense and response;

•

reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including concerns raised on the company’s whistleblower reporting system and the company’s anti-corruption policies; and

•	reviewed with the general counsel legal and regulatory matters that impact the consolidated financial statements or internal control over financial reporting.

The audit committee also met separately with Ernst & Young LLP and the internal auditors without management present.

12	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Report of the Audit Committee

Assessment of Independent Registered Public Accountants

The audit committee reviews the scope of and overall plans for the annual audit and negotiates fees and approves the other terms of Ernst & Young LLP’s engagement letter. The audit committee also oversees the periodic required rotation of the lead audit partner, as required by SEC rules, and is directly involved in the selection of such partner.

The audit committee discussed with Ernst & Young LLP their independence from management and the company and considered the compatibility of all non-audit services with the auditors’ independence. The audit committee also assessed the qualifications and performance of Ernst & Young LLP in determining whether to retain them. In conducting this assessment, the audit committee considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; the depth and expertise of the audit team, including their demonstrated understanding of the company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of Ernst & Young LLP’s communications with the audit committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; the impact to the company of changing auditors; the appropriateness of Ernst & Young LLP’s fees; and Ernst & Young LLP’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness.

The audit committee reviewed the audited December 31, 2023 financial statements of the company with management and the independent registered public accountants. Management represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles. In reliance on the reviews and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC. Based on its assessment and review as described in this report, the audit committee has determined that selecting Ernst & Young LLP as independent registered public accountants for 2024 is in the best interest of the company and its stockholders. The board has unanimously proposed that the stockholders ratify this selection at the annual meeting.

Committee Members:

Terrence J. Checki, Chair

Kevin O. Meyers

Karyn F. Ovelmen

James H. Quigley

William G. Schrader

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the company specifically incorporates the Report of the Audit Committee by reference therein.

2024 PROXY STATEMENT	13

Proposal 1: Election of Directors + Stockholder Engagement

Stockholder Engagement

We engage with our stockholders on a regular basis to ensure we fully understand the factors they consider to be most important when evaluating our company. The purpose of our stockholder engagement program is to discuss and solicit stockholder views on our strategy, business plan, EHS & SR matters, human capital management, diversity, corporate governance and other matters of concern, including executive compensation.

During 2023, our CEO and other members of senior management conducted a broad outreach effort to investors representing, in the aggregate, approximately 70% of our outstanding shares. Our independent board chair participated in several meetings with our institutional investors to discuss the board’s oversight of our strategy, corporate governance, EHS & SR and other matters.

Robust stockholder engagement program throughout the year

✓ Participated in 20 major investor conferences	✓	Presented at CERAWeek, a premier energy conference attended by institutional investors, industry leaders and policymakers

✓ CEO participated in over 100 meetings with institutional investors	✓	Participated in conferences hosted by Council of Institutional Investors

Topics Covered
Corporate Strategy and Performance	Environment, Sustainability and Climate	Human Capital Management, including Diversity, Equity and Inclusion	Governance and Risk Oversight	Executive Compensation
Management and the chair provide feedback from these meetings to the full board on a regular basis.

Risk Oversight

The board of directors has oversight of the company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the company’s business and the ways in which the company attempts to prudently mitigate such risks, to the extent reasonably practicable and consistent with the company’s long-term strategy. Additionally, each of the board’s committees is assigned with overseeing risk management specific to their scope of responsibilities, as illustrated below. Management applies a comprehensive, standardized approach to identifying and managing risks of all types across our operations and the functions that support our operations. Our enterprise risk management process is used to develop a holistic risk profile for each asset and major project, drawing input from subject matter experts, performance data, incident investigations, lessons learned and recent internal audits. In these risk assessments, we identify each risk and assess its likelihood and potential impact to people, the environment, our reputation and our business, as well as other risks, as appropriate.

Periodically, the chief risk officer presents a comprehensive review of the company’s enterprise level risks, the status of the enterprise risk program and risk management strategies utilized by the company under its corporate risk policy to the audit committee, which has been delegated primary responsibility for oversight of the company’s risk management practices. The audit committee and the board will also receive updates at meetings during the year on any particular matters relating to specific risks that management believes needs to be brought to the attention of the committee or the board. In addition, the company conducts an annual risk assessment to determine the extent, if any, to which the company’s compensation programs and practices may create incentives for excessive risk-taking. For a discussion of this assessment, see “Compensation and Risk” on page 54.

14	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Risk Oversight

Board Oversight of Cybersecurity

Cybersecurity is an integral part of enterprise risk management at Hess. The board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the company. The audit committee receives updates from management at least twice a year regarding cybersecurity, including the nature of threats, defense and detection capabilities, incident response plans and employee training activities. The company has not experienced a material cybersecurity incident within the past three years. In addition, management updates the audit committee, as necessary, regarding any material cybersecurity incidents as well as other incidents with lesser impact potential. The audit committee reports to the full board regarding its activities, including those related to cybersecurity. The company has an ongoing information security training and compliance program that occurs quarterly and is mandatory for all employees, maintains property and casualty insurance that may cover damages caused as a result of a cybersecurity incident, and is externally assessed based on the NIST Cybersecurity Framework.

Board Oversight of Corporate Culture and Human Capital Management

We are committed to having an engaged, diverse and inclusive workplace that fosters learning, development and innovation. The board is actively engaged in overseeing our values and its connection to our long-term strategy. Directors have the opportunity to participate in our culture first-hand through interactions with employees and visits to our assets and offices. Through the compensation and management development committee, the board meets with management to understand and monitor company culture and its alignment with our values and strategic business priorities. Additionally, workforce activity and trends such as employee turnover, promotions, pay equity, diversity and leadership development metrics, along with qualitative information such as program development and progress, are considered by our executive-led diversity, equity and inclusion council. They are also discussed at the compensation and management development committee regularly throughout the year and shared with the full board of directors. The entire board attends the compensation and management development committee meetings that involve reviews and discussions of CEO performance objectives, evaluations, management succession and compensation.

2024 PROXY STATEMENT	15

Proposal 1: Election of Directors + Risk Oversight

Board Oversight of Sustainability Practices and Climate Literacy

The board is actively engaged in overseeing our sustainability practices and works alongside senior management to evaluate sustainability risks and global scenarios in making strategic decisions, including those related to climate change. Furthermore, our independent board chair periodically accompanies our chief executive officer and other members of senior management to meet with investors to discuss stockholder views on EHS & SR and other topics.

The EHS committee has specific oversight responsibility and makes recommendations to the full board of directors so that sustainability practices, including those related to climate change, are taken into account when making strategic decisions. The EHS committee assists the board in identifying, evaluating and monitoring EHS & SR strategies and material risks with the potential to affect the people, environment and communities where we operate as well as our company’s business activities, performance and reputation. The EHS committee makes recommendations to the full board on how to address EHS & SR strategies and risks and monitors the company’s performance against such policies, programs and practices. The EHS committee reviews emergency response preparedness and planning and EHS & SR legal and regulatory matters that could affect the company’s business and operations. The EHS committee also advises the board’s compensation and management development committee regarding executive compensation measures to advance the EHS & SR goals of the company.

Our board is climate change literate, and these and other environmental issues are discussed at the board level and taken into account in strategic decisions. Each member of the EHS committee is independent and qualified under the standards established by applicable law, NYSE listing standards and our Corporate Governance Guidelines. EHS committee members have extensive oil and gas industry experience, including operational, regulatory and financial expertise. During 2022, Lisa Glatch, Former President LNG & Net-Zero Solutions at Sempra Infrastructure, joined the board and the EHS committee. To supplement the expertise of EHS committee members and the full board of directors, we bring in outside subject matter experts to advise members on current and developing issues relevant to our business, such as climate change. Board members, together with our executive leadership, also participate in field visits to Hess assets to better understand our key EHS & SR strategies and risks. During these visits, the EHS committee engages with the Hess workforce and observes how Hess is managing EHS & SR risks and opportunities, such as leveraging Lean and technology-focused initiatives in the field to create a culture of innovation and improve efficiency.

16	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Ownership of Voting Securities by Certain Beneficial Owners

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of March 27, 2024 for Messrs. Hess, Brady and Kean and as of December 31, 2023 for the other beneficial owners identified in the table, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

Name and address of beneficial owner	Amount and nature of beneficial ownership(a)	Percent of class
Common Stock
John B. Hess	28,788,472(b)(c)(d)(e)	9.32
Nicholas F. Brady	16,634,757(b)(c)(f)	5.40
Thomas H. Kean	16,616,297(b)(c)(g)	5.39
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	31,832,380(h)	10.36
FMR LLC 245 Summer Street Boston, MA 02210	25,547,085(i)	8.31
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	21,615,092(j)	7.00
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	17,003,073(k)	5.54
(a)

The individual amounts and percentages shown for Messrs. Hess, Brady and Kean should not be added because they reflect shared beneficial ownership. Information with respect to The Vanguard Group was obtained from Schedule 13G/A filed by such person with the SEC on February 13, 2024. Information with respect to FMR LLC was obtained from a Schedule 13G/A filed by such person on January 10, 2024. Information with respect to BlackRock, Inc. was obtained from a Schedule 13G/A filed by such person with the SEC on January 26, 2024. Information with respect to State Street Corporation was obtained from a Schedule 13G/A filed by such person with the SEC on January 25, 2024. Mr. Hess may be deemed to be a control person of the company by virtue of his beneficial ownership of common stock as described below.

(b)

This amount includes 7,779,037 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Brady and Kean.

(c)

This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady and Kean serve on the management committee of the general partner of this limited partnership and share, inter alia, voting and dispositive power with respect to shares held by the limited partnership.

(d)	This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Mr. Hess is a director and as to which Mr. Hess has sole voting power and dispositive power.

(e)	This amount includes:

•	138,718 shares owned directly by Mr. Hess;

•	84,429 shares held in escrow under the company’s long-term incentive plans, as to which Mr. Hess has voting but not dispositive power;

•	700,458 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options;

•	72,483 shares vested in the name of Mr. Hess under the employees’ savings plan, as to which he has sole voting and dispositive power;

•	653,203 shares held by limited liability companies, for which Mr. Hess serves as investment manager and has sole voting power and dispositive power;

•

1,209,280 shares held by Mr. Hess’ siblings or their children, or by trusts for the benefit of Mr. Hess’ siblings or their children, as to which Mr. Hess has sole voting power pursuant to shareholders agreements among Mr. Hess and his siblings or their children and as to 706,273 shares of which he shares dispositive power pursuant to a shareholder’s

2024 PROXY STATEMENT	17

Proposal 1: Election of Directors + Ownership of Voting Securities by Certain Beneficial Owners

agreement among Mr. Hess and a sibling and others. 631,702 of these shares (representing approximately 0.2% of Hess common stock outstanding) have been pledged by certain of the trusts. Mr. Hess has no financial or economic interest in the shares pledged by the trusts;

•	1,008,402 shares held by a trust for the benefit of Mr. Hess’ sibling, of which Mr. Hess has sole voting and shared dispositive power;

•	28,753 shares held by a family limited company controlled by Mr. Hess, as to which Mr. Hess has sole voting and dispositive power; and

•

1,859,006 shares held by two limited liability companies as to which Mr. Hess has sole voting power. These shares (representing approximately 0.6% of Hess common stock outstanding) have been pledged. Mr. Hess has no financial or economic interest in the shares pledged by these entities.

(f)	This amount includes 37,918 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power.

(g)	This amount includes 19,458 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(h)

This amount includes (x) 30,694,071 shares over which The Vanguard Group has sole dispositive power, (y) 350,049 shares over which The Vanguard Group has shared voting power and (z) 1,138,309 shares over which The Vanguard Group has shared dispositive power.

(i)	This amount includes (y) 23,790,223 shares over which FMR LLC has sole voting power and (z) 25,547,085 shares over which FMR LLC has sole dispositive power.

(j)

This amount includes (y) 19,801,029 shares over which Blackrock, Inc. has sole voting power and (z) 21,615,092 shares over which BlackRock, Inc. has sole dispositive power. The shares are held by subsidiaries of Blackrock, Inc.

(k)

This amount includes (y) 12,580,779 shares over which State Street Corporation has shared voting power and (z) 16,992,612 shares over which State Street Corporation has shared dispositive power. The shares are held by subsidiaries of State Street Corporation.

18	2024 PROXY STATEMENT

Proposal 1: Election of Directors + Ownership of Equity Securities by Management

Ownership of Equity Securities by Management

The table below sets forth as to each director and named executive officer, and all directors and executive officers as a group, information regarding their ownership of equity securities of the company on March 27, 2024. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percentage of outstanding shares of common stock owned,” the securities held represent less than 1% of the common stock outstanding.

Name	Total number of shares beneficially owned and nature of beneficial ownership(a)		Percentage of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of option shares
Checki, Terrence J.	30,629		—	—
Coleman, Leonard S.	18,729		—	—
Glatch, Lisa	3,686		—	—
Goodell, Timothy B.	193,060		—	30,916
Hess, John B.	28,788,472	(b)	9.32	700,458
Hill, Gregory P.	211,582		—	85,912
Holiday, Edith E.	63,672		—	—
Lipschultz, Marc S.	20,725		—	—
Lowery-Yilmaz, Barbara	152,697		—	19,006
McGuire, Raymond J.	4,541		—	—
McManus, David	40,071		—	—
Meyers, Kevin O.	37,202		—	—
Ovelmen, Karyn F.	7,630		—	—
Quigley, James H.	20,014		—	—
Rielly, John P.	394,808		—	54,649
Schrader, William G.	32,579		—	—
All directors and executive officers as a group (19 persons)	30,166,193		9.76	917,434
(a)

These figures include 72,503 shares vested in the name of Mr. Hess, 4,959 shares vested in the name of Mr. Rielly and 77,462 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 84,429 shares held in escrow under Hess Corporation’s long-term incentive plans for Mr. Hess, 25,507 shares held in escrow under these plans for Mr. Goodell, 62,799 shares held in escrow under these plans for Mr. Hill, 26,565 shares held in escrow under these plans for Mr. Rielly, and 270,117 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(b)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

2024 PROXY STATEMENT	19

Proposal 1: Election of Directors + Director Compensation

Director Compensation

The following table shows compensation for services rendered by our non-employee directors during 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All other Compensation(2) ($)	Total ($)
Checki, Terrence J.	175,000	200,010	2,472	377,482
Coleman, Leonard S.	140,000	200,010	2,995	343,005
Glatch, Lisa	130,000	200,010	28,016	358,026
Holiday, Edith E.	142,500	200,010	2,472	344,982
Lipschultz, Marc S.	145,000	200,010	276	345,286
McGuire, Raymond J.	130,000	200,010	1,524	331,534
McManus, David	140,000	200,010	2,472	342,482
Meyers, Kevin O.	167,500	200,010	16,607	384,117
Ovelmen, Karyn F.	145,000	200,010	41,628	386,638
Quigley, James H.	360,000	200,010	3,518	563,528
Schrader, William G.	155,000	200,010	2,570	357,580
(1)

Stock awards consist of 1,413 common shares granted to non-employee directors on March 6, 2023, which were fully vested on the grant date. The aggregate grant date value for 2023 stock awards was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

(2)

Amounts in this column consist of (i) annual life insurance premiums for each director, (ii) medical benefits of $26,178 for Ms. Glatch, $13,089 for Dr. Meyers and $39,267 for Ms. Ovelmen, and (iii) dental benefits of $523 for Mr. Coleman, $1,046 for Ms. Glatch, Dr. Meyers and Messrs. Quigley and Schrader, and $1,569 for Ms. Ovelmen.

During 2023, each director who was not an employee of the company or any of its subsidiaries received an annual cash retainer of $120,000 for membership on the board of directors and the independent chair of the board received an additional annual cash retainer of $200,000. Directors received an additional annual cash fee of $25,000 for service on the audit committee and $10,000 for service on each of the other standing committees of the board of directors on which such director serves. The chair of the audit committee received an annual cash fee of $30,000, the chair of the compensation and management development committee received an annual cash fee of $20,000 and the chair of each of the other board standing committees received an annual cash fee of $17,500. In addition, each non-employee director received shares of fully vested common stock constituting approximately $200,000 in value on the date of award.

20	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and 2023 compensation decisions for our named executive officers (“NEOs”). The compensation and management development committee of our board of directors (the “compensation committee” or the “committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

For fiscal year 2023, our NEOs were:

•	John B. Hess, Chief Executive Officer (“CEO”)

•	Gregory P. Hill, Chief Operating Officer and President, Exploration & Production (“COO”)

•	Timothy B. Goodell, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (“EVP & GC”)

•	John P. Rielly, Executive Vice President and Chief Financial Officer (“EVP & CFO”)

•	Barbara Lowery-Yilmaz, Senior Vice President and Chief Exploration Officer (“SVP & Chief Exploration Officer”)

This CD&A, as well as certain compensation disclosures included in this proxy statement, are presented without regard to the terms of the proposed merger with Chevron. For further information regarding the terms, conditions and interests of certain persons under the merger, please refer to the company’s merger proxy statement and other relevant materials to be filed with the SEC when they become available.

CD&A Table of Contents

Executive Summary

Our compensation program is focused on building long-term value in an industry where oil and gas reserves are depleted annually and investments require significant capital and generally take several years before yielding returns. It is critical we maintain and grow our resource base in a capital disciplined manner while ensuring our cost of production is sufficiently low to generate returns for our stockholders given the volatility in oil prices. The board believes that our compensation program should set short-term targets that lead to long-term success and long-term targets based on stockholder returns, which we believe is the most effective measure of long-term value creation currently available. As a result, our annual incentive plan is designed to maintain an annual focus on management’s day-to-day efforts on outcomes largely within its control, with a strong emphasis on formulaic, metrics-driven enterprise results. Our long-term incentive plan focuses on longer term objectives, including stockholder value creation and alignment of management’s interests with those of our stockholders on the basis of overall returns as well as relative returns against both our industry and the broader equity market.

2024 PROXY STATEMENT	21

Executive Compensation + Compensation Discussion and Analysis

Summary of Business and Strategy. Hess Corporation is a global E&P company engaged in the exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids, and natural gas. We have built a differentiated portfolio offering a unique value proposition – delivering durable cash flow growth that enables us to invest in some of the highest return projects in the industry and also to grow cash returns to our stockholders. Our strategy has been and continues to be to grow our resource base, deliver a low cost of supply and generate industry leading cash flow growth.

Key Compensation Actions. Over the last several years, the committee has taken thoughtful actions to respond to the impacts of the evolving operating environment and market conditions on our business outlook and performance. For 2023, the committee approved certain updates to our 2023 NEO total direct compensation as a result of a competitive, industry-based compensation review as well as assessments of our current and anticipated operating conditions. These updates included increases to base salaries and target award opportunities under our AIP for select NEOs, excluding our CEO and COO. The committee also approved increases to target LTI awards for all NEOs, including our CEO and COO. These updates overall are proportionally weighted heaviest on LTI awards to reinforce our focus on long-term performance and recognize the retention value of long-term compensation.

Ultimate payouts under the AIP and PSU programs are determined based on attainment of pre-established metrics and remain highly sensitive to stockholder returns and our operational and strategic performance. The committee follows a rigorous target setting process each year to ensure the enterprise performance metrics of our AIP include challenging, yet attainable, targets for executives designed to align our executives’ interests with those of our stockholders. The committee also considers a number of factors when determining appropriate individual AIP target percentages, including the executive’s position within the company, his or her corresponding responsibilities, and the competitive annual incentive opportunity for similar positions at other companies in our industry.

In 2023, as part of its ongoing assessment of the company’s compensation programs, the committee determined to make changes to our AIP and PSU programs impacting all participants, including the NEOs. First, the committee approved an enterprise-wide strategic modifier to better recognize qualitative accomplishments under the AIP. In 2023, the strategic modifier was based on five evaluation themes that were determined at the beginning of the year and assessed in early 2024 based on a comprehensive review of performance against each theme: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability. The strategic modifier may increase or decrease payout of the AIP by up to 25%, with total enterprise performance payout capped at 200%. The committee believes that the strategic modifier accounts for important enterprise-wide qualitative factors not otherwise quantifiable under the existing AIP metrics and is consistent with peer company practices.

Second, the committee determined to make adjustments to the 2023 PSU program in order to ensure its continued effectiveness in an evolving and consolidating industry environment. Beginning with the 2023 PSUs awards, performance will be determined based on the CAGR of the company’s TSR for the three-year performance period ending December 31, 2025 compared to the CAGR of the XOP Total Return Index during the same period. The XOP Total Return Index consists primarily of U.S. oil and gas E&P companies, including the company’s 2023 peer group, and provides increased stability in assessing performance given ongoing industry consolidation. The committee determined to retain the S&P 500 Total Return Index as a performance modifier to increase or decrease payout of the 2023 PSUs by up to 10% of target based on the CAGR of the company’s TSR for the performance period compared to the CAGR of the S&P 500 Total Return Index during the same period. As part of this change, the committee modified the PSU payout range from 0-200% to 0-210%. The inclusion of the S&P 500 Total Return Index modifier maintains the company’s commitment to measure returns against both the company’s industry and the broader market.

22	2024 PROXY STATEMENT

Executive Compensation + Compensation Discussion and Analysis

Accordingly, the committee made the following determinations for 2023 compensation:

Timeline	Component	Action
February 2023 Set pay levels and performance targets for 2023	Salary	• No increases for our CEO or COO. • Other NEOs received increases between 3.0% and 7.1%.
	AIP Targets	• No increases for our CEO or COO. • Other NEOs received increases between 3.3% and 11.1%.
	2023 LTI Grants	• NEO LTI award targets increased for each NEO between 15.0% and 18.9%.
March 2024 Approved enterprise and individual performance for incentive plans based on final 2023 performance	2023 AIP Enterprise Performance

•  AIP achieved at 165.5% performance, inclusive of 25% strategic modifier.

•  Strong year operationally and financially resulted in above target final enterprise performance results of annual goals, as described on page 30.

	2021-23 PSU Performance	• PSUs earned at 66% of target. • Hess achieved a 232% TSR over the three year performance period, ranking eighth among our comparator group.

Corporate Performance. In 2023, our company continued to successfully execute our strategy and achieve strong operational performance, positioning us to deliver strong financial returns and free cash flow while maintaining a robust balance sheet. Our overall production in 2023 was 394,000 barrels of oil equivalent per day (“boepd”), significantly above our initial 2023 guidance of 360,000 boepd, due to strong performance across our assets. In 2023, we operated four rigs in the Bakken to optimize our infrastructure, drilling 118 wells and bringing 113 wells into production. In Guyana, we commenced production at the Payara development in November 2023 ahead of our initial 2024 target, sanctioned a fifth development at Uaru on the Stabroek Block, submitted plans for a sixth development at Whiptail for governmental approval, and accelerated the purchase of the Liza Unity floating production, storage and offloading vessel (“FPSO”) originally planned for 2024. Net cash provided by operating activities during 2023 was approximately $3.9 billion, and the company had total liquidity of approximately $5.0 billion as of December 31, 2023, excluding Midstream and including committed credit facilities. The company also returned significant cash to stockholders, including increasing annual dividends on common stock to $1.75 per share, up from $1.50 per share in 2022 and $1.00 per share in 2021.

The enterprise performance metrics of our annual incentive program are designed to reward management for progress made against challenging, measurable goals that align with our overall company strategy and incentivize strong near-and long-term performance, without promoting excessive risk-taking. For 2023, the committee considered the progress made against each of these metrics, which are closely tied to our strategic priorities, in order to determine executive compensation payouts under the annual incentive program:

2024 PROXY STATEMENT	23

Executive Compensation + Compensation Discussion and Analysis

Strategic Priority	Annual Incentive Plan Metric
	Environment, Health and Safety	Production	Exploration Resource Additions	Capital and Exploratory Spend	Controllable Operated Cash Costs	Returns + Cash Flow
1. Invest in high return, low cost opportunities	We believe that EHS practices are vital for all stakeholders: our investors, employees, partners and the communities where we operate
2. Build focused and balanced portfolio – robust at low prices
3. Maintain financial strength and manage for risk
4. Grow free cash flow in disciplined, reliable manner
5. Prioritize return of capital to stockholders

24	2024 PROXY STATEMENT

Executive Compensation + Compensation Discussion and Analysis

Beginning in 2023, the committee also implemented a strategic modifier to increase or decrease payout of the AIP by up to 25% based on five evaluation themes: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability.

We are focused on building long-term value in an industry where investments require significant capital and generally take several years before generating returns. The board believes that TSR is the most effective measure of long-term value creation currently available. Accordingly, vesting and payouts under our PSUs are tied to relative TSR to effectively measure our performance. For the 2021-2023 performance cycle, we achieved a 232% TSR over the three year performance period, ranking eighth among our 2021 comparator group of peer companies and the S&P 500 Total Return Index, resulting in a PSU payout at 66% of target. Our three-year TSR also greatly exceeded the TSR of the S&P 500 Total Return Index of 32% for the performance period. While we had exceptional TSR over the performance period, our relative TSR results compared to peers was impacted by our company’s early recovery in navigating the low oil price environment in 2020. Over a five year period, our TSR ranks highest among our comparator group of peer companies and the S&P 500 Total Return Index.

Summary of Hess’ 2023 Executive Compensation Program

Compensation Element	Form and Objective	2023 Result	Link to Business Strategy
Base salary	• Fixed rate of pay	• No increases for our CEO or COO. • Other NEOs received increases between 3.0% and 7.1%.

•  Competitive Pay Levels. Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median.

•  Individual Performance Rewarded. Sustained performance may be recognized in individual pay components, and pay will vary above or below target based primarily on enterprise and, to a lesser degree, individual performance outcomes.

Annual Incentive Plan (“AIP”)	• Payout from 0%-200% of target • Payout based on enterprise performance factor (0%-200% of target) and individual performance modifier (0%-25%, with maximum payout not to exceed 200% of target)

•  Enterprise performance result was 165.5% of target.

•  Accomplishments led by our NEOs were reflected in the strategic modifier. As a result, no adjustments for individual performance were made for the NEOs, as described on pages 33-35.

•  Balanced Focus on Controllable Outcomes and Value Creation. In our industry, the macroeconomic environment and oil prices significantly impact our financial results and stock price performance. As a result, our AIP is designed to assess management’s day-to-day efforts on outcomes largely within its control, with a strong emphasis on formulaic, metrics-driven enterprise results.

Long-Term Incentive (“LTI”)

•  60% PSUs; payout for 2023-2025 awards from 0%-210% of target (previously 0%-200% of target) is at-risk based on three-year relative TSR performance

•  20% Stock Options (40% for CEO); stock price must appreciate for any value to be realized

•  20% Restricted Stock (0% for CEO); vesting occurs ratably over three years

•  Payout of PSUs for the 2021-2023 performance period was 66% of target, given our relative TSR performance, with a 232% TSR over the three year performance period, ranking eighth among our comparator group.

•  Long-term Orientation. Our LTI is delivered using different types of awards to balance both absolute stock price performance and stock price performance relative to peers, over varying time horizons, and retention considerations.

•  Stockholder Alignment. Mix of long-term awards is heavily performance-contingent (80% to 100%), based on grant date target value, aligning management with the long-term stockholder experience.

2024 PROXY STATEMENT	25

Executive Compensation + Compensation Discussion and Analysis

Pay Mix. The majority of NEO compensation is variable and performance based. For our CEO and other NEOs, approximately 90% and 84%, respectively, of 2023 target total direct compensation was variable. Variable pay directly ties each NEO’s pay to company performance outcomes, including financial results, operational results, strategic initiatives, and stock price performance. Mr. Hess’ long-term incentive mix consists of a combination of PSUs and stock options, making 100% of his long-term incentive compensation performance-contingent and closely aligning Mr. Hess’ total compensation to the company’s long-term performance.

Compensation Program Key Practices Promote Alignment with Stockholder Interests

At our 2023 annual meeting of stockholders, approximately 98% of shares present and entitled to vote supported Hess’ executive compensation program. We regularly engage with stockholders to ensure we fully understand the factors they consider to be the most important when evaluating our executive compensation program. During 2023, our CEO and other members of senior management, at times accompanied by our independent board chair, conducted a broad outreach effort to investors representing, in the aggregate, approximately 70% of our outstanding shares. The purpose of our stockholder engagement program is to discuss and solicit stockholder views on our strategy, business plan, EHS & SR matters, human capital management, diversity, corporate governance and other matters of concern, including executive compensation.

Our key executive compensation practices are summarized below. We believe these practices promote close alignment with the long-term interests of our stockholders.

What We Do

✓	Directly link pay to performance outcomes, operational results and stockholder returns

✓	Engage in ongoing dialogue with stockholders to incorporate feedback into our compensation programs

✓	Target total direct compensation (base salary / annual incentive / long-term incentives) within a competitive range of market median

✓	Use a structured approach to CEO performance evaluation and related compensation decisions

✓	Maintain a cap on CEO incentive compensation payments

✓	Emphasize a culture of safety (a weighted metric in the AIP for all employees)

✓	Maintain stock ownership guidelines for senior executives

✓	Conduct annual CEO performance evaluation led by the board

✓	Design compensation plans with provisions to mitigate undue risk

✓	Maintain double-trigger change-in-control severance benefits

✓	Maintain a compensation recovery policy, which includes recoupment and forfeiture provisions

✓	Have an anti-hedging policy and an anti-pledging policy for all executives

✓	Employ best-practice share counting and review share utilization annually

✓	Provide de minimis perquisites for executives

✓	Offer executives the same health and welfare benefit and savings plans as other salaried employees

✓	Devote significant time to management succession, corporate culture and leadership development efforts

✓	Retain an independent compensation consultant to advise the committee

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Executive Compensation + Compensation Discussion and Analysis

What We Don’t Do

No employment contracts for NEOs

No payment of dividends or dividend equivalents on unearned restricted stock or PSUs

No excise tax gross-ups in new change-in-control agreements since 2010

No re-pricing of underwater stock options without stockholder approval

No excessive severance or change-in-control benefits

Compensation Objective and Philosophy

Compensation Objective. The objective of our executive compensation program is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. The principal elements of an executive’s total compensation consist of base salary, annual incentive, and long-term incentives.

We are focused on building long-term value in an industry where investments require significant capital and generally take several years before showing returns. The board believes that the compensation program should set short-term targets that lead to long-term success and long-term targets based on TSR, which we believe to be the most effective measure of long-term value creation currently available.

We also review other elements of compensation, including retirement benefits, health and welfare plans and other benefits offered to employees generally, when evaluating comprehensive executive compensation packages.

Compensation Philosophy. Our compensation program is designed to provide competitive pay to executives, reward individual and company performance, and maintain a long-term orientation that aligns with stockholder interests. The annual incentive plan emphasizes formulaic, metrics-driven enterprise results with a focus on measures largely within management’s control that reflect the core operating functions throughout the business cycle. The long-term incentives balance absolute stock price performance and stock price performance relative to peers, and is designed to support our long-term business strategy, serve as a retention tool and align employees with stockholder interests.

Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median. Sustained performance may be recognized in individual pay components and pay will vary above or below target based primarily on actual enterprise performance and, to a lesser degree, individual performance. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the groups or functions they oversee, the performance of those groups or functions, and individual performance. The committee also considers market conditions in our industry when making compensation decisions.

2023 Total Direct Compensation

We structure NEO total direct compensation so that the majority is delivered in the form of long-term incentive awards in order to provide incentives to work toward growth of long-term profitability that will enhance stockholder returns. We also structure NEOs’ cash compensation so that a significant portion is at risk under the company’s annual incentive plan, payable primarily based on enterprise results, and to a lesser degree individual performance. We further detail each component of total direct compensation below.

Base Salary. We review base salaries annually, but we do not necessarily make updates to NEO salaries each year. In determining base salary levels for NEOs, the committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity and our objective of paying competitive total direct compensation if performance is met. From time to time base salaries may be adjusted other than as a result of an annual review in order to address competitive pressures or in connection with a change in responsibility.

We held our CEO and COO salaries flat for 2023, but increased the base salaries of the other NEOs to reflect market updates based on industry survey data. In accordance with our compensation objective, these changes also ensure that our executive compensation program remains relevant in an increasingly competitive labor market and that we can continue to attract and retain talented executives to drive long-term stockholder returns.

2024 PROXY STATEMENT	27

Executive Compensation + Compensation Discussion and Analysis

	Salary
Name	2023	2022	% Increase 2022-2023
Hess, John B. CEO	$1,500,000	$1,500,000	0.0%
Hill, Gregory P. COO & President E&P	$1,100,000	$1,100,000	0.0%
Goodell, Timothy B. EVP & GC	$850,000	$825,000	3.0%
Rielly, John P EVP & CFO	$900,000	$850,000	5.9%
Lowery-Yilmaz, Barbara SVP & Chief Exploration Officer	$750,000	$700,000	7.1%

Annual Incentive Plan. We establish an annual incentive target for employees, including each executive officer, based upon his or her position within the company, corresponding responsibilities and competitive annual incentive opportunity for similar positions at other companies in our industry. Payouts are in cash and may range from 0% to 200% of the target annual incentive opportunity based on actual enterprise and individual performance outcomes. Annual incentive targets for our CEO and COO were held flat for 2023, but the committee approved moderate increases to the target bonus of the other NEOs between 3.3% and 11.1% to reflect market updates based on industry survey data and in light of changes to their base salaries, as described above.

	2023 Annual Incentive Plan Opportunity
Name	Minimum (0% of target)	Target (100% of target)	Maximum (200% of target)
Hess, John B. CEO	$0	$2,250,000 (150% of salary)	$4,500,000
Hill, Gregory P. COO & President E&P	$0	$1,430,000 (130% of salary)	$2,860,000
Goodell, Timothy B. EVP & GC	$0	$775,000 (91% of salary)	$1,550,000
Rielly, John P. EVP & CFO	$0	$800,000 (89% of salary)	$1,600,000
Lowery-Yilmaz, Barbara SVP & Chief Exploration Officer	$0	$500,000 (67% of salary)	$ 1,000,000

2023 AIP Design. Our annual incentive program is designed to motivate and reward employees for achieving the key business objectives that drive Hess’ long-term value creation. In our industry, the macroeconomic environment and oil prices have a significant impact on our financial results and stock price performance. As a result, our AIP is designed to focus management’s day-to-day efforts on outcomes largely within its control. The AIP payout for executive officers is primarily determined based on enterprise performance results that align with the company’s business strategy and apply to all employees. During 2023, the committee determined to increase the weighting of the Production metric from 15% to 20% and reduce the weighting of the Controllable Operated Cash Costs from 20% to 15% due to company strategic growth priorities to optimize our assets in the Bakken and Guyana.

2023 Enterprise Metrics	Weighting
Environment, Health & Safety (5 measures)	20%
Production	20%
Capital and Exploratory Spend	15%
Controllable Operated Cash Costs	15%
Returns and Cash Flow (2 measures)	15%
Exploration Resource Additions	15%
Total	100%

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Executive Compensation + Compensation Discussion and Analysis

As part of its ongoing assessment of the company’s compensation programs, in February 2023, the committee determined to include a strategic modifier to increase or decrease payout of the AIP by up to 25%, with total enterprise payout capped at 200%, based on five evaluation themes aligned with our business objectives, which are not otherwise reflected in our quantitative pay metrics: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability. The committee believes that the strategic modifier accounts for important enterprise-wide qualitative factors not otherwise quantifiable under the existing AIP metrics and is consistent with peer company practices.

An individual performance multiplier can further reduce the annual incentive payout down to zero or increase it by up to 25% of target based on actual individual performance results measured against pre-defined individual performance goals. The individual performance modifier cannot increase payout beyond 200% of target for our NEOs.

Payouts for the NEOs range from 0% to 200% of target based on attainment of the pre-established enterprise metrics, the strategic performance modifier and individual performance compared with individual goals pre-established at the beginning of the fiscal year.

The enterprise performance metrics are selected each year to reflect the core operating functions of our management team through the business cycle and are approved by the committee. There will be no payout associated with an enterprise metric if the threshold level for the metric is not achieved. The metrics provide a balance of annual and long-term objectives for the business, as described below:

•

Environment, Health and Safety goals are directly included in our AIP, underscoring the importance of sustainability, health and safety and its integration into our strategy and operations, incentivizing management to continue to build on our industry leading performance in these areas.

•

Production and Controllable Operated Cash Costs tie to our annual financial results. The management team is incentivized to meet or exceed production goals but not at the expense of profitability or safety.

•

Capital and Exploratory Spend, Exploration Resource Additions, Returns and Cash Flow primarily tie to our future results. In the offshore industry, it takes several years from the exploration of a resource to the generation of revenue. The board believes combining incentives for growing the resource base while also requiring adherence to a set capital budget with an emphasis on returns and cash flow, properly incentivizes management to grow our resource base without over-spending to achieve a short-term target.

ILLUSTRATION OF AIP DESIGN

Target Cash Incentive Opportunity ($)	X	Enterprise Performance Payout Range: 0%-200% of target = Enterprise Performance Metrics 0%-200% of target + Strategic Modifier +/-0%-25% of target	X	Individual Performance Modifier +/- 0%-25% of target Payout can be reduced to 0%	=	Actual Cash Incentive Award ($) Payout capped at 200% of target

Actual Cash Incentive Awards. The following table shows actual performance as a percent of target based on the 2023 results for each component of the AIP, and the actual cash incentive award for each NEO. The following discussion explains how the payouts for each component were determined. No individual performance adjustments were made for our NEOs.

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Executive Compensation + Compensation Discussion and Analysis

Name	2023 Target Cash Incentive Opportunity	X 2023 Payout as % of Target	X 2023 Individual Performance Modifier	=	2023 Actual Cash Incentive Award
Hess, John B. CEO	$2,250,000	165.5%	100%		$3,723,800
Hill, Gregory P. COO & President E&P	$1,430,000	165.5%	100%		$2,366,700
Goodell, Timothy B. EVP & GC	$775,000	165.5%	100%		$1,282,600
Rielly, John P. EVP & CFO	$800,000	165.5%	100%		$1,324,000
Lowery-Yilmaz, Barbara SVP & Chief Exploration Officer	$500,000	165.5%	100%		$827,500

Rigorous Target Setting for Enterprise Performance Metrics. The committee follows a rigorous target setting process each year to ensure the AIP includes challenging, yet achievable, targets for executives. The enterprise metrics are selected each year to reflect the core operating functions of our management team through the business cycle. Given the evolution of our portfolio, including significant divestitures over the last several years, comparing changes in target levels on a year-over-year basis is not representative of the level of difficulty in achieving these targets. The committee relied on a thorough process informed by multiple inputs including our public guidance, budgets for the year and other business factors deemed to be relevant to the target setting process, and the committee believes that targets for 2023 were set with sufficient rigor to create the proper incentives for the executive team for each of the enterprise performance metrics. In 2023, the committee also applied a strategic modifier to account for important enterprise-wide qualitative factors not otherwise quantifiable under the existing AIP metrics that are aligned with the company’s key business objectives.

2023 Enterprise Performance Metrics and Results. The following table details our final 2023 goals for enterprise performance metrics and actual results.

2023 Metric	Rationale for Use	2023 Threshold /Target/ Maximum	2023 Result(5)	Metric Payout
Environment, Health & Safety (5 measures)(1)	• Protects employees, contractors, communities, reputation and ensures safe operations and alignment with sustainability commitments	Varies by measure		143%
Production(2)	• Aligned to growth • Primary output of E&P investments	322 / 332 / 342 (MBOED)	362	200%
Capital and Exploratory Spend(3)	• Aligned to sustainability and profitability	3,800 / 3,700 / 3,600 ($MM)	3,798	51%
Controllable Operated Cash Costs	• Management of expenses to maximize cash margin • Controllable component of cash margin	1,422 / 1,354 / 1,286 ($MM)	1,376	84%
Returns and Cash Flow (2 measures, CROCE & EBITDAX)	• Measure company’s use of capital (cash return on capital employed, or “CROCE”)	18.1 / 22.6 / 29.0 (%)	25.6	147%
	• Measure ability to generate cash from operations (earnings before interest, taxes, depreciation, amortization and exploration expenses, or “EBITDAX”)	3,420 / 4,490 / 6,005 ($MM)	5,124	142%
Exploration Resource Additions(4)	• Aligned to sustainability • Aligned to growth	82 / 100 / 125 (%)	Maximum	200%
(1) Includes 5 measures (equally weighted): Critical Inspection Compliance, Severe + Significant Safety Incident Rate, Loss of Primary Containment Rate, Bakken Routine Flare Rate and Safety Observations.			Total(6):	140.5%

(2)  Excludes Guyana tax barrels and percentage of proceeds (POP) volumes in the Bakken.

(3)  Excludes Midstream.

(4)  Performance at maximum reflected exceptional exploration and appraisal success in Guyana and an oil discovery at Pickerel in the Gulf of Mexico.

(5)  Capital Spend results were adjusted to account for purchase of Liza Unity FPSO originally planned for 2024.

(6)  Total enterprise performance results before strategic modifier, which is discussed on pages 31-32.

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Executive Compensation + Compensation Discussion and Analysis

EHS remains a core focus of management, and the committee receives advice and input from the EHS committee regarding executive compensation measures to advance the EHS goals of the company. For 2023, the committee made two changes to the measures. First, the committee added a Safety Observations metric, which is a leading indicator and includes workforce safety observations as well as leadership safety visits. Second, the committee expanded the Critical Inspection Compliance metric to add mechanical integrity compliance in addition to safety critical equipment maintenance and corrective work orders. In 2023, the company delivered maximum performance under the Bakken Routine Flare Rate and the Safety Observations metrics, between target and maximum performance for Critical Inspection Compliance and Severe and Significant Safety Incident Rate, and below threshold performance for the Loss of Primary Containment Rate, resulting in overall EHS performance above target levels.

To emphasize our production delivery and capital budget, the threshold for payout on the Production and Capital and Exploratory Spend metrics were based on our public guidance range set early in the year. In 2023, the Production metric far exceeded the target goal and paid out at the maximum level, driven by successful operations in the Bakken and Guyana. Achievement on the Capital and Exploratory Spend metric was adjusted to account for growth capital expenditures originally planned for 2024 related to the operator’s decision to purchase the Liza Unity FPSO in the fourth quarter of 2023 instead of the first quarter of 2024. Performance was below target levels due to higher development activities in Guyana and additional funds for the successful Pickerel development in the Gulf of Mexico.

Our Controllable Operated Cash Costs targets continue to be set at ambitious, stretch levels resulting in below target payout levels due to higher production. Cash Return on Capital Employed and EBITDAX were above target performance due to higher production and strong commodity prices.

The Exploration Resource Addition metric far exceeded the target goal and paid out at the maximum level, driven by our exceptional exploration and appraisal success in Guyana and an oil discovery at Pickerel in the Gulf of Mexico.

2023 Strategic Modifier Results. As part of its ongoing assessment of the company’s compensation programs, the committee determined to include a strategic modifier to increase or decrease payout of the AIP by up to 25% based on five evaluation themes: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability.

The following table details our final 2023 strategic modifiers and actual results. The 2023 objectives were set by the committee in February 2023. In March 2024, the committee approved a performance modifier of 25.0%, for a total enterprise performance payout of 165.5%. The significant accomplishments led by our NEOs were reflected in enterprise-wide performance applicable to all employees under the AIP pursuant to the strategic modifier. As a result, no adjustments for individual performance were made for the NEOs beyond the outcomes from the AIP performance scorecard and strategic modifier. For additional information on NEO contributions to the company’s performance, see pages 33-35.

2024 PROXY STATEMENT	31

Executive Compensation + Compensation Discussion and Analysis

Theme	2023 Objectives	2023 Accomplishments
Strategy Execution	Execute on our strategy to grow our resource base, deploy innovative technologies, have a low cost of supply and durable cash flow growth.

Companywide production of 394,000 boepd was significantly above initial 2023 guidance of 360,000 boepd, due to strong performance across our assets.

In Guyana, completed initial production optimization on the Liza Phase 2 development, commenced production at the Payara development significantly ahead of schedule, sanctioned Uaru as the fifth development, and submitted plans for Whiptail as the sixth development on the Stabroek Block for governmental approval.

Capital Allocation and Risk Management	Sustain a cash position and balance sheet to weather all scenarios, focus capital investment in high return opportunities and deliver on our capital return framework.

Significantly exceeded exploration resource target driven by success in Guyana and an oil discovery at Pickerel in the Gulf of Mexico.

Replaced 178% of proved reserves, adding 261 MBOE of proved reserves.

Generated strong cash from operating activities, which allowed company to increase cash dividends by 17% in March 2023.

Completed a secondary offering of our Hess Midstream Class A shares ($167 million net to Hess) along with four purchases of our Class B units by Hess Midstream throughout 2023 to enhance our financial position and increase trading liquidity for Hess Midstream.

Social Responsibility and Stakeholder Engagement	Strengthen Hess’ position as a trusted partner in the areas we operate, maintain significant investor and government outreach and continue to engage with global leaders on climate, energy and economic matters.

Received approval of Guyana Gas to Energy project to provide low-cost, clean natural gas power to the people of Guyana.

Provided oversight of the ongoing work of Mt. Sinai Hospital with the government aiming to modernize Guyana’s healthcare system.

Named to Fortune’s list of Most Admired Companies, WSJ’s Top 250 Best Managed Companies, Newsweek’s list of America’s Most Responsible Companies, and U.S. News & World Report’s Best Companies to Work.

Culture, People and Leadership	Deliver on human capital management initiatives to optimize the work experience for our diverse workforce.

Made significant progress in expanding our diverse talent pipeline for future leader roles as well as continued support of internal programs and community partnerships to promote inclusion.

Top decile feedback from employee surveys on (i) recommending Hess as a great place to work, (ii) confidence in leadership and (iii) satisfaction with how decisions are made compared with the Glint North America Benchmark.

One of only two U.S. oil & gas producers on the Bloomberg Gender Equality Index, and 100% score on Best Places to Work for LGBTQ+ Equality. Included as a top diversity employer on 2023 lists by Careers and the DisABLED, Equal Opportunity, Minority Engineer, STEM Workforce Diversity and Women Engineer magazines.

Environment and Sustainability	Maintain our industry leadership in ESG performance and disclosure, progress our emission reductions.

Made significant progress executing plan to achieve our commitment to eliminate routine flaring from our operations by the end of 2025 and achieve net zero scope 1 and 2 GHG emissions on a net equity basis by 2050.

We continue to be an industry leader in ESG performance and disclosure as recognized by third party organizations listed on page 34.

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Executive Compensation + Compensation Discussion and Analysis

Assessment of Individual Performance. We assess individual performance based on goals set at the beginning of each year, specific to each NEO. Following year-end, achievement of these pre-defined performance goals is assessed. The CEO conducts performance reviews for his direct reporting NEOs and makes compensation recommendations to the committee based on these reviews, with the committee making the final award determination. The cumulative assessment against these objectives for each NEO determines the modifier used (if any) to influence the final payout of their annual incentive award. The value for any NEO AIP award can be adjusted down to zero or increased by up to 25% of target based on each individual performance assessment. However, the individual performance modifier cannot increase payout beyond 200% of target for our NEOs. This individual performance review can also influence the grant date dollar value of LTI compensation and base salary adjustments for the subsequent year.

The committee chair and chair of the board facilitate a process with the full board of directors to review the CEO self-assessment of prior year performance and discuss specific feedback on that performance against pre-established operational, financial and organizational performance objectives. Upon review of this collective feedback, the committee makes CEO award determinations for base salary increases, annual incentive awards and long-term incentive award dollar values. Other considerations by the committee in the compensation determinations include external market reference points and overall enterprise and share price performance.

In February 2023, the committee approved the individual performance objectives for our CEO and other NEOs. The CEO’s performance goals were reaffirmed during his mid-year review in September. None of the objectives had specific weighting, but rather each objective is intended to be used together with other information the committee determines relevant to develop a holistic evaluation of individual performance. In the first quarter of 2024, the committee evaluated 2023 performance for each NEO against the approved performance objectives and in light of external market trends and enterprise performance. For Mr. Hess, the committee conducted the process described above, reviewed and considered his 2023 performance self-assessment, collectively discussed feedback on the performance objectives outlined below and concluded that his 2023 performance met or exceeded expectations. For 2023, the committee determined not to adjust individual payouts beyond the outcomes from the enterprise-wide performance scorecard and strategic modifier.

Performance for our Chief Executive Officer

Strategic Initiatives

•  Increased regular quarterly dividend by 17% beginning in March 2023.

•  Continued production optimization work on the Liza Phase 1 Destiny FPSO which has increased its production capacity from the original 120,000 barrels of oil per day (“bopd”) to approximately 150,000 to 160,000 bopd.

•  Completed initial production optimization on the Liza Phase 2 development which has increased its production capacity from 220,000 bopd to more than 250,000 bopd. Additional debottlenecking studies are ongoing to further increase capacity in 2024.

•  The third Guyana development, Payara, started up early in November 2023 versus a 2024 target startup. The production startup is ahead of plan with Payara currently reaching 230,000 bopd.

•  The fourth Guyana development, Yellowtail, is on schedule with first oil planned for 2025.

•  Sanctioned the fifth development, Uaru, in April following government approval. Uaru will utilize the Errea Wittu FPSO with a gross production capacity of 250,000 bopd. First oil is planned for 2026.

•  Completed the development plan for the Whiptail area as the sixth development on the Stabroek Block and submitted the development plan to the Guyana government for approval.

•  The Guyana Gas to Energy project was approved by the government which will enable Guyana to shift from costly imported fuel oil currently being used for the majority of its power generation to lower cost and cleaner natural gas.

Annual Operations and Financial Results

•  Overall production of 394,000 boepd was significantly above initial guidance at the beginning of the year of 360,000 boepd due to strong performance across our assets.

•  Bakken production of 182,000 boepd exceeded initial guidance of 165,000 to 170,000 boepd.

•  Net proved reserve additions of 261 million boe and exceeded exploration resource target.

•  E&P Capital Spend of $4.2 billion was slightly above revised guidance of $4.1 billion due to higher development activities in Guyana and additional funds for the successful Pickerel development in the Gulf of Mexico.

2024 PROXY STATEMENT	33

Executive Compensation + Compensation Discussion and Analysis

Performance for our Chief Executive Officer (Continued)

Environment, Health, Safety and Sustainability

•  Published our 26th annual sustainability report which further defined our commitment to achieve net zero Scope 1 and 2 GHG emissions on an equity basis by 2050. The report also provided details on our strategic agreement with Government of Guyana to purchase a minimum of $750 million of high quality nature based REDD+ carbon credits between 2022 and 2032, which will serve as a core element of our net zero commitment.

•  Made significant progress towards achieving our five year emissions reduction targets for 2025 – to reduce both operated Scope 1 and 2 GHG and methane emissions intensities by approximately 50% from 2017 and to achieve zero routine flaring by the end of 2025.

•  Announced a $50 million donation over the next 5 years to the Salk Institute’s Harnessing Plants Initiative, which aims to combat climate change by developing plants’ natural ability to capture and store potentially billions of tons of carbon per year from the atmosphere.

•  Continued working with Mt. Sinai Hospital and the Government of Guyana to modernize Guyana’s healthcare system, focusing on primary and preventative care, providing tertiary care services in oncology and cardiology and modernizing the Georgetown Public Hospital.

•  Hess’ sustainability practices continue to be recognized by third party organizations: earned leadership status for the 15th consecutive year in CDP’s Global Climate Analysis, with a score of A- vs. the E&P sector average score of B and the North American regional average score of C; the Dow Jones Sustainability Index (“DJSI”) for North America for the 14th consecutive year and 2 years on the DJSI World Index; the MSCI ESG Ratings for the 3rd consecutive year with a AAA rating; the Transition Pathway Initiative’s Management Quality Assessment for the 4th consecutive year with top (Level 4) rating for climate leadership; named a 5 year champion of Newsweek & Statista’s America’s Most Responsible Companies; named to Fortune’s list of Most Admired Companies; Wall Street Journal’s list of Top 250 Best Managed Companies; Newsweek’s list of America’s Most Responsible Companies; U.S. News & World Report’s Best Companies to Work and received AIEN’s 2023 Energy Transition of the Year Award for the Carbon Credits agreement with Guyana.

•  Named to Bloomberg’s 2023 Gender Equality Index; earned a top score on the Human Rights Campaign’s 2023 Corporate Equality Index; and included as a top diversity employer on 2023 lists by Careers and the Disabled, Equal Opportunity, Minority Engineer, STEM Workforce Diversity and Women Engineer magazines.

•  Advanced our diversity, equity and inclusion efforts by expanding our talent sourcing through established relationships with the Jackie Robinson Foundation and historically black colleges and universities, and continued our community outreach work in Houston in economically disadvantaged areas through our partnership with the Mayors Complete Community initiative and our continued support of scholarships in 22 local area public schools.

Corporate Reputation and Relationship Building

•  Maintained robust dialogue with investors, including more than 100 investor meetings.

•  Continued active engagement with employees through town halls and leadership meetings and small group dialogues.

•  Advanced Hess’ interests as a spokesperson for the industry, including speaking at CERAWeek, the Energy Asia conference in Kuala Lumpur, Guyana’s International Energy Conference and Expo, Goldman Sachs’ and BNP Paribas’ Global Energy and Clean Technology Conference, Scotia Howard Weil Energy Conference, J.P. Morgan 2023 Energy, Power & Renewables Conference, Bank of America Commodities Conference and Bank of America’s ESG Conference and conducted numerous interviews with trade media about industry challenges.

•  Maintained strong relationships with global industry leaders and government officials on corporate and industry issues.

Each of Messrs. Hill, Goodell and Rielly and Ms. Lowery-Yilmaz contributed to the accomplishments listed above. In addition, the committee considered the items listed below specific to each individual as well as input from the CEO and other members of the board of directors.

Mr. Hill, in his role as COO & President E&P, was instrumental in the continuing exploration, development and production success on the Stabroek Block in Guyana. Under Mr. Hill’s leadership, overall production significantly exceeded guidance with strong performance from all assets, and the company added a net 261 million boe of proved reserves at a finding and development cost of $16.00 per boe. He also stewarded the company’s EH&S performance with safety rate and Bakken flare rate reduction exceeding the company’s targets. Mr. Hill is a crucial presence in investor meetings, a key factor in managing our strategic supplier relationships and an active presence in our community engagements.

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Executive Compensation + Compensation Discussion and Analysis

Mr. Goodell, in his role as EVP and GC, is responsible for our global legal strategy regarding all compliance, governance and litigation matters. Mr. Goodell also oversees our external affairs activities, internal communications teams and plays a critical role in the company’s diversity, equity and inclusion efforts. Mr. Goodell is instrumental in negotiating the company’s legal agreements and provides advice on key corporate transactions. Additionally, Mr. Goodell manages various aspects of our corporate reputation and representation and supports our independent chair in our recognized excellence in corporate governance.

Mr. Rielly, in his role as EVP and CFO, delivered key business and financial targets that continue to enhance the enterprise portfolio and balance sheet. The company’s regular quarterly dividend was increased by 17% beginning in March in line with the company’s return of capital framework, which Mr. Rielly was instrumental in establishing. The company finished the year with a significant cash balance of approximately $1.7 billion and received an upgrade to the company’s credit rating from Fitch Ratings. Mr. Rielly oversees the continued monetization of our midstream assets, which generated over $350 million in total proceeds to the company from equity sales in 2023. He also plays a critical role in our investor engagement activities, representing the company at various investor and industry conferences and manages the marketing of our growing domestic and international production.

Ms. Lowery-Yilmaz, in her role as SVP & Chief Exploration Officer, delivered key business results, which contributed to production and development successes in Guyana and to exceeding our exploration resource addition target. Ms. Lowery-Yilmaz has strategic responsibility for the global exploration program as well as the Guyana asset and has identified a strong pipeline of high-quality exploration prospects. In June, Hess was named E&P Explorer of the Year in the 15th annual Wood Mackenzie exploration industry survey for the second consecutive year. She was instrumental in delivering increasing production from Liza Phase 1 and 2 developments and the early start-up of the Payara development in November 2023. Ms. Lowery-Yilmaz was integral in completing the development plan for the Whiptail area as the sixth development on the Stabroek Block and is working on the development plan for the seventh project. She has also played a visible leadership role in our Life at Hess initiative, including being a senior member of the diversity, equity & inclusion council.

As noted above, after reviewing the 2023 pre-defined individual performance goals in light of the overall enterprise financial and strategic performance, the committee made no individual adjustments to annual incentive payments for the NEOs.

LTI Program Structure. Long-term incentive compensation is an important tool to drive behavior that supports our long-term business strategy. LTI compensation is also an important retention tool and aligns employee interests with stockholder interests. As a result, LTI compensation represents the largest portion of each executive officer’s target total direct compensation package. When determining the appropriate mix of LTI awards, the committee considers the typical time horizons of investment decisions for Hess’ business and industry, the current commodity price environment, the current performance metric for PSUs and market practice. For 2023, the committee determined to maintain the long-term incentive mix for Mr. Hess, which links 100% of his target LTI compensation to performance. As a result, 60% of Mr. Hess’ target LTI award was in the form of PSUs and 40% in the form of stock options. The committee also maintained the LTI mix for the company’s other NEOs for 2023. For such NEOs, 80% of the target LTI compensation was performance-contingent, with 60% in the form of PSUs, 20% in the form of stock options and the remaining 20% in the form of restricted stock.

2024 PROXY STATEMENT	35

Executive Compensation + Compensation Discussion and Analysis

Payout of PSUs is contingent upon the company’s TSR compared with the XOP Total Return Index and the S&P 500 Total Return Index, as further described below, over a three-year period. In addition, our TSR must be positive during the three-year performance period for payout to exceed target, even if the company outperforms peers. Use of stock options, which remain exercisable for ten years, is supported by the company’s capital intensive industry, where the time horizon for investment decisions often extends over many years. Stock options, which only provide value upon absolute stock price appreciation, also reinforce a balance between relative and absolute stock price performance goals, given that the PSU payout is primarily based on relative TSR. Use of restricted stock promotes retention and aligns long-term interests of employees and stockholders.

Timing of LTI Awards. In general, awards of restricted stock, stock options and PSUs to the NEOs are made in early March after our financial statements have been audited by our independent public accountants. However, the committee retains discretion to vary the timing of awards as it deems appropriate.

Terms of LTI Awards. Restricted stock awards and stock options vest annually in equal installments over a three-year period from the date of grant and stock options remain exercisable for ten years after the date of grant. PSUs, if earned, vest fully following the completion of the three-year performance period. We believe these vesting periods are appropriate and are generally consistent with market practice. Generally, all our awards are subject to continued employment.

Shares of restricted stock are entitled to dividend equivalents if and when such dividend equivalents are paid on shares of common stock. Dividend equivalents accrued on shares of restricted stock are paid upon vesting. To the extent earned, PSUs will be paid in shares of common stock which will vest and be issued following the end of the performance period. Dividend equivalents for PSUs will only be paid on earned PSUs, upon vesting after the completion of the applicable performance period.

Value of LTI Awards. We aim to provide long-term incentive awards such that together with total cash compensation, target total direct compensation is within a competitive range of market median. Compensation is intended to vary based on company and individual performance outcomes. The committee determines individual award levels based on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and sustained performance. In making awards to any individual, the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock, stock option or performance share unit awards. The committee determined to increase 2023 LTI award targets for NEOs between 15.0% to 18.9% compared with 2022 target award values. In making these adjustments, the committee considered changes to the competitive market, the company’s strong multi-year performance and that NEOs had not received adjustments to LTI target award values from 2020 to 2022.

2023 PSU Award Design. As part of its ongoing assessment of our compensation programs, in early 2023 the committee determined to make updates to the PSU program in order to ensure its continued effectiveness in an evolving and consolidating industry environment. Beginning with the 2023 PSUs awards, performance will be determined based on the company’s CAGR compared to the CAGR of the XOP Total Return Index during the 2023-2025 period. The XOP Total Return Index consists primarily of U.S. oil and gas E&P companies, including the 2023 peer companies disclosed below, and provides increased stability in assessing performance given ongoing industry consolidation. Potential payouts of the 2023 PSUs will range from 0% to 200% based on relative performance against the XOP Total Return Index:

Achievement Level	3-Yr Hess TSR CAGR Compared with XOP CAGR	% of Target Shares Earned
Maximum	≥20%	200%
Target	0%	100%
Threshold	-20%	50%
Below Threshold	<-20%	0%

36	2024 PROXY STATEMENT

Executive Compensation + Compensation Discussion and Analysis

The committee determined to retain the S&P 500 Total Return Index as a performance modifier to increase or decrease payout of the 2023 PSUs by up to 10% of target based on the CAGR of the company’s TSR for the performance period compared to the CAGR of the S&P 500 Total Return Index during the same period. The inclusion of the S&P 500 Total Return Index modifier maintains the company’s commitment to measure returns against both the company’s industry and the broader market:

Achievement Level	3-Yr Hess TSR CAGR Compared with S&P 500 CAGR	% of Target Shares Earned
Maximum	≥20%	+10%
Target	0%	0%
Threshold	≤20%	-10%

Potential total payouts of the 2023 PSUs are linearly interpolated between threshold, target and maximum achievement levels and will range from 0% to 210% based on relative performance against the XOP Total Return Index as well as the performance modifier described above. If the company’s TSR for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

2021 PSU Award Payout. In February 2024, the committee certified performance results with respect to the January 2021 to December 2023 performance period and determined that 66% of PSUs were earned with respect to the 2021 award to be paid out in 2024. The company achieved a 232% TSR over the three-year performance period, ranking eighth among our 2021 comparator group of peer companies and the S&P 500 Total Return Index, resulting in a PSU payout at 66% of target. Our three-year TSR also greatly exceeded the TSR of the S&P 500 Total Return Index of 32% for the performance period. While we had exceptional TSR over the performance period, our relative TSR results compared to peers was impacted by our company’s early recovery in navigating the low oil price environment in 2020. Over a five year period, our TSR ranks highest among our comparator group of peer companies and the S&P 500 Total Return Index.

(1)	Includes Hess Corporation

Peer Group

The committee engages with our compensation consultant annually to identify a peer group that is an appropriate comparative group from a compensation and performance perspective. To make this determination, the committee focuses primarily on domestic E&P companies and looks at factors including revenue, market capitalization, total assets, production, and whether the company lists Hess as a peer. Our peer group has evolved over the years as we have changed and our sector has consolidated, but the peer group for 2023 consists of the same companies as 2022.

2023 Peer Group

10 Companies
APA Corporation	EOG Resources, Inc. EQT Corporation Marathon Oil Corporation	Murphy Oil Corporation Occidental Petroleum Corporation Pioneer Natural Resources Co.
ConocoPhillips Company
Coterra Energy Inc.
Devon Energy Corporation
+ S&P 500 Total Return Index

2024 PROXY STATEMENT	37

Executive Compensation + Compensation Discussion and Analysis

As discussed above, we generally target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of market median. Overall, our review found that target total direct compensation of our NEOs was aligned with our executive compensation philosophy.

2023 PSU Comparator Group. Beginning with the 2023 PSU awards, performance will be determined based on the CAGR of the company’s TSR for the three-year performance period ending December 31, 2025 compared to the CAGR of the XOP Total Return Index during the same period. The XOP Total Return Index consists primarily of U.S. oil and gas E&P companies, including the 2023 peer companies, and provides increased stability in assessing performance given ongoing industry consolidation. The committee determined to retain the S&P 500 Total Return Index as a performance modifier to increase or decrease payout of the 2023 PSUs by up to 10% of target based on the CAGR of the company’s TSR for the performance period compared to the CAGR of the S&P 500 Total Return Index during the same period. The inclusion of the S&P 500 Total Return Index in our PSU peer group was received favorably by stockholders upon its introduction in 2020, and this modifier maintains our commitment to measure returns against both our industry and the broader market. The committee believes these changes further align executive pay with long-term stockholder interests.

Process for Determining Compensation and Role of Compensation Consultants

The committee has exclusive authority for approving the compensation of the CEO and the other NEOs. Human resources management, acting under the supervision of the CEO, develops compensation recommendations for all officers and employees, including the NEOs, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A.

To assist in its review of the compensation recommendations, the committee directly engaged the firm Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy reported exclusively to the committee, which has sole authority to engage, dismiss and approve the terms of engagement of its consultant. During 2023, Semler Brossy did not provide any additional services to the company. The committee assessed the independence of Semler Brossy pursuant to SEC and NYSE rules, and concluded that no conflict of interest concerns exists.

The compensation consultant’s principal responsibility is to advise the committee on compensation recommendations for the NEOs, as well as on general matters relating to executive compensation strategy and programs. The CEO meets with the committee and the compensation consultant to discuss performance objectives and review compensation recommendations for executive officers directly reporting to him, including the other NEOs. Thereafter, the committee meets privately with the independent compensation consultant to review the compensation recommendations. Final decisions on compensation for the NEOs are made solely by the committee.

Additional Information

Other Benefits. We have adopted certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. Our objective is that the value of these benefits be competitive with what is offered by companies in our peer group. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 50% of pre-tax or after-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to approximately 6% of pre-tax salary for each participant, which are invested at the discretion of the participant.

Pension Benefits. As explained elsewhere in this proxy statement, all of our employees hired prior to January 1, 2017 are eligible for both a qualified defined benefit pension plan and a non-qualified supplemental plan (the restoration plan referred to in the Pension Benefits table) that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code (the “Code”). On January 1, 2017, we closed the existing final average pay formula pension plan to new employees and introduced a cash balance pension plan for new hires which has a restoration component. Employees are eligible to participate in our pension plans after one year of service and vest in the final average pay retirement benefit after five years of service. The vesting requirement for the cash balance plan is three years. All of our NEOs are participants in the final average pay formula pension plan. While benefits from the qualified final average pay formula pension plan are payable as monthly annuities beginning at retirement, benefits from the restoration plan are payable in a single lump

38	2024 PROXY STATEMENT

Executive Compensation + Compensation Discussion and Analysis

sum at first retirement eligibility, but no earlier than six months following termination of employment. The value of the lump sum payment is determined by the benefit formula and various assumptions, including the interest rate which is used to determine the equivalent present value of the amount that would be payable monthly if the restoration plan paid annuities. Benefits from the cash balance pension plan are payable as a lump sum or annuity, per the employee’s election.

Prior to 2010, the committee granted additional years of credited service under our pension restoration plan to Messrs. Hill and Rielly as part of the compensation packages necessary to recruit them. In 2009, the committee gave Mr. Hill credit for ten years of service with his prior employer, upon completion of five years of service with the company. Mr. Hill worked for over 25 years with Royal Dutch Shell plc and its affiliates, most recently in senior executive positions. This agreement was intended to compensate Mr. Hill for the difference between the pension benefits he would have received from his prior employer had he retired from his prior employment at age 60 and the pension benefits he would have received, absent such credited service, under the company’s pension plans for his retirement at the same age. The additional years of service for Mr. Rielly are equal to his service with his prior employer, and his supplemental benefits are offset by his pension benefits from his prior employer. Mr. Rielly had more than 16 years of experience with Ernst & Young LLP. He had a successful career at his prior employer and would have continued to accrue years of service under the pension plan of his prior employer. Again, the committee believed that an award of credited service was necessary to compensate this executive for the loss of pension benefits and to induce him to join the company.

Perquisites. The company did not provide perquisites or personal benefits valued at $10,000 or more to any of our NEOs in 2023. While we from time to time offer a very limited amount of perquisites and other personal benefits to our NEOs, perquisites are not a material part of our compensation program. The committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Management Stock Ownership Guidelines. In order to further align the interests of senior management and stockholders, we maintain stock ownership guidelines for corporate officers. The guidelines provide that each corporate officer should attain a specified level of ownership of shares of the company’s common stock equal in value to a multiple of their base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her role.

Role	Requirement (multiple of base salary)
Chief Executive Officer	6x
Chief Operating Officer	4x
Executive and Senior Vice Presidents	3x
Vice Presidents	1x

Our NEOs maintain significant ownership in Hess stock. Mr. Hess, our CEO, beneficially owns approximately 9.3% of our outstanding shares, and the other NEOs, on average, own approximately thirty-two times base salary. This reflects significant alignment of interests between our NEOs and our stockholders. Currently, shares owned outright by an executive, restricted stock and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options and unvested performance share units are not counted.

Anti-hedging and Anti-pledging Policies. Under our hedging policy, we prohibit directors and all employees (including executive officers) from trading in derivative or other instruments in order to hedge the economic risks of holding the company’s stock received as long-term equity incentive awards under our compensation programs. Our hedging policy does not allow any type of hedge strategy that involves creating downside protection, or that will generate an offsetting gain, in the event of a decline in the value of our stock including, but not limited to, transactions involving purchasing put or selling call options, collars or forward sales contracts. However, derivative strategies that only increase downside risk and upside gains are permitted. Employees may not hedge movements in company stock held in our employee’s savings plan, issued stock or stock options they own even if they are fully vested. The purpose of our hedging policy is to align the interests, including the economic risk of ownership, of directors, employees and stockholders. In addition, we do not permit our executives to pledge shares of company stock in which they have a financial interest.

2024 PROXY STATEMENT	39

Executive Compensation + Compensation Discussion and Analysis

Compensation Recovery Policy. In October 2023, the committee adopted the company’s compensation recovery policy (the “Recovery Policy”), which adheres to the listing standards of the NYSE and Item 402(w) of Regulation S-K. The Recovery Policy requires the committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event that the company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. The Recovery Policy replaced the company’s previous policy and operates in addition to any compensation recoupment provided for by law or by the company’s long-term incentive plans, which also cover stock options and restricted stock awards.

In addition, in the event of misconduct by an employee that results in material noncompliance with financial reporting requirements, the company reserves the right to take all appropriate action to remedy the misconduct, discipline such officer or employee and prevent its recurrence, including (i) termination of employment of such officer or employee and forfeiture of outstanding equity awards, (ii) commencing an action for breach of fiduciary duty and/or (iii) seeking reimbursement of any compensation paid in excess of that which would have been paid in the absence of such noncompliance, either by legal action or by offsetting other amounts owed by the company to such officer or employee to the extent permissible.

Change-in-Control Agreements. As explained in greater detail elsewhere in this proxy statement, we have change-in-control agreements with certain executives, including our NEOs, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation, as well as other benefits, if (1) there is a change in control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control (“double-trigger”). We believe these agreements are necessary to remain competitive with the overall compensation packages afforded by companies in our peer group. We also believe these agreements work to provide security to our executives, many of whom would have key roles in negotiating and implementing a potential change-in-control transaction, and further align their interests with the best long-term interests of stockholders. In 2010, the committee decided to eliminate “golden parachute” excise tax gross-up provisions from any such agreements entered into in the future. As a result, our change-in-control agreement with Ms. Lowery-Yilmaz, which was entered into during 2015, does not contain a tax gross up provision.

Tax and Accounting Implications. In designing our compensation and benefit programs, the committee reviews and considers the tax and accounting implications of its decisions, including tax deductibility and the accounting treatment of amounts awarded or paid to executives.

Compensation Committee Report

The committee has reviewed and discussed this Compensation Discussion and Analysis with management, and based on this review and discussion, the committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the 2023 annual report on Form 10-K.

Compensation and Management Development Committee Members:

Marc S. Lipschultz, Chair

Terrence J. Checki

David McManus

James H. Quigley

Compensation Committee Interlocks and Insider Participation

None of the current members of the compensation and management development committee (whose names appear under “Compensation Committee Report”) is, or has ever been, an officer or employee of the company or any of its subsidiaries, or has or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, during the last fiscal year, no executive officer of the company served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving on our board of directors or our compensation and management development committee.

40	2024 PROXY STATEMENT

Executive Compensation + Summary Compensation Table

Summary Compensation Table

The following table sets forth information regarding compensation paid to or accrued for the last three fiscal years to the CEO, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compensation(1) ($) (g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)
Hess, John B. CEO	2023	1,500,000	—	6,900,071	4,599,998	3,723,800	—	26,334	16,750,203
	2022	1,500,000	—	6,000,047	3,999,992	2,517,800	—	24,339	14,042,178
	2021	1,500,000	—	5,100,041	3,400,015	2,385,000	—	23,142	12,408,198
Hill, Gregory P. President & COO	2023	1,100,000	—	5,680,118	1,420,011	2,366,700	198,317	26,334	10,791,480
	2022	1,100,000	—	4,880,014	1,219,990	1,600,200	64,757	24,339	8,889,299
	2021	1,100,000	—	4,140,014	1,034,986	1,515,800	283,637	23,142	8,097,579
Goodell, Timothy B. EVP & GC Corp Sec & Chief Compliance Officer	2023	850,000	—	2,300,039	574,984	1,282,600	266,904	26,334	5,300,860
	2022	825,000	—	1,999,965	499,999	839,300	140,249	24,339	4,328,852
	2021	790,000	—	1,700,037	424,998	779,100	271,819	23,142	3,989,096
Rielly, John P. EVP & CFO	2023	900,000	—	2,400,010	599,983	1,324,000	266,747	26,334	5,517,074
	2022	850,000	—	2,080,042	519,991	839,300	824,672	24,339	5,138,344
	2021	810,000	—	1,760,043	440,006	779,100	801,715	23,142	4,614,006
Lowery-Yilmaz, Barbara SVP & Chief Exploration Officer	2023	750,000	—	1,760,018	440,026	827,500	262,893	26,334	4,066,771
	2022	700,000	—	1,480,012	370,011	503,600	143,711	24,339	3,221,673
	2021	675,000	—	1,240,021	310,006	429,300	235,855	23,142	2,913,324
(1)

The amounts shown in column (d) represent the discretionary component of the AIP, reflecting individual performance. No discretionary adjustments were made in 2023. See “Assessment of Individual Performance” in the CD&A. The amounts shown in column (g) represent the components of the AIP relating to the attainment of enterprise performance metrics, paid to the NEOs, as discussed more fully under “2023 Enterprise Performance Metrics” in the CD&A.

(2)

Represents the aggregate grant date fair value of PSUs and restricted stock computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 13, Share-based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. The grant date fair value of PSUs granted is determined by multiplying the target number of units granted by the fair value of the award as determined by a Monte Carlo valuation model ($178.80), as shown in the Grants of Plan-Based Awards Table below. The maximum value of the PSUs is 210% of target. The PSUs grant date fair value at maximum for the NEOs are as follows: Mr. Hess: $14,490,149; Mr. Hill: $8,946,186; Mr. Goodell: $3,622,631; Mr. Rielly: $3,779,957; and Ms. Lowery-Yilmaz: $2,772,169.

(3)

Represents the aggregate grant date fair value for stock options computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 13, Share-based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

(4)

As described in the CD&A, Hess offers pension benefits to all U.S. employees consisting of the Employee’s Pension Plan (“EPP”) and the Pension Restoration Plan (“PRP”). There were no changes to either the EPP or PRP that became effective during 2023. In general, the value of the unreduced early retirement benefits decreases with age due to the decrease in life expectancy. The Pension Value for Mr. Hess decreased by $786,044 in 2023, $1,153,781 in 2022 and $2,262,237 in 2021, primarily due to an increase in the assumed discount rate used to value lump sums under the PRP due to the fact that Mr. Hess has met the age and service requirements for unreduced early retirement benefits and remained in employment and a decrease in his average annual AIP payout over the previous 10 years.

(5)	Represents matching contributions by the company credited to the NEOs under the company’s employees’ savings plan.

2024 PROXY STATEMENT	41

Executive Compensation + Grants of Plan-Based Awards

Grants of Plan-Based Awards

On February 28, 2023, the committee established target bonuses and approved awards of performance shares, stock options and restricted stock to the NEOs. The following table sets forth information concerning potential payouts under the AIP and for performance share awards made under our long-term incentive plan for 2023 and individual grants of restricted stock and stock options made under our long-term incentive plan for 2023 to each of the NEOs:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise Price of Option Awards ($ / Sh) (l)	Grant Date Fair Value of Stock & Option Awards(3)($) (m)
Name (a)	Award Type (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Hess, John B.	Performance Shares	06-Mar-23				19,296	38,591	81,041				6,900,071
	Stock Options	06-Mar-23								72,498	141.55	4,599,998
	AIP		1,125,000	2,250,000	4,500,000
Hill, Gregory P.	Performance Shares	06-Mar-23				11,913	23,826	50,035				4,260,089
	Restricted Stock	06-Mar-23							10,032			1,420,030
	Stock Options	06-Mar-23								22,380	141.55	1,420,011
	AIP		715,000	1,430,000	2,860,000
Goodell, Timothy B.	Performance Shares	06-Mar-23				4,824	9,648	20,261				1,725,062
	Restricted Stock	06-Mar-23							4,062			574,976
	Stock Options	06-Mar-23								9,062	141.55	574,984
	AIP		387,500	775,000	1,550,000
Rielly, John P.	Performance Shares	06-Mar-23				5,034	10,067	21,141				1,799,980
	Restricted Stock	06-Mar-23							4,239			600,030
	Stock Options	06-Mar-23								9,456	141.55	599,983
	AIP		400,500	800,000	1,600,000
Lowery-Yilmaz, Barbara	Performance Shares	06-Mar-23				3,692	7,383	15,504				1,320,080
	Restricted Stock	06-Mar-23							3,108			439,937
	Stock Options	06-Mar-23								6,935	141.55	440,026
	AIP		250,000	500,000	1,000,000
(1)

The amount shown in columns (d), (e) and (f) above represent the threshold, target and maximum payouts for the components of the 2023 AIP relating to the attainment of enterprise performance metrics. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200% of target. The actual amounts paid for 2023 relating to these components are shown in column (g) of the Summary Compensation Table.

(2)

Relates to PSU awards issued under the Hess Corporation 2017 Long-Term Incentive Plan. Actual payout of shares earned will range from 0% to 210% of the units granted based on the relative performance of the company’s TSR over the three-year performance period ending December 31, 2025, versus the company’s comparator group described on page 37 and payouts, if any, will occur following the committee’s certification of performance results in 2026 upon the completion of the three-year performance period. “Target” is the number of PSUs awarded in 2023. “Threshold” represents the lowest possible payout if a payout is made (50% of the units granted).

(3)

The grant date fair value of restricted stock awards is determined by multiplying the number of shares of stock awarded as shown in column (j) by the closing price of the company’s common stock on the date of grant. A discussion of the valuation assumptions is in Note 13, Share-based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. The grant date fair value of PSUs granted is determined by multiplying the number of units granted as shown in column (h) by the fair value of the award as determined by a Monte Carlo valuation model ($178.80). The grant date fair value of Stock Options granted is determined by multiplying the number of options granted by the Black-Scholes Value. A discussion of the valuation assumptions is in Note 13, Share-based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

Equity awards under our long-term incentive plans are discussed in the “Compensation Discussion and Analysis” under the heading “LTI Program Structure.” Non-equity incentive plan awards are discussed in the “Compensation Discussion and Analysis” under the heading “Annual Incentive Plan.”

42	2024 PROXY STATEMENT

Executive Compensation + Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year.

						Stock Awards
	Option Awards					Restricted Stock			Performance Share Units
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (4) (c)		Option Exercise Price ($ / Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (9) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9) (g)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (15) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($) (16) (i)
Hess, John B.	73,885	—		80.35	04-Mar-24				244,587	(10)	35,259,676
	90,476	—		74.49	03-Mar-25
	165,929	—		56.74	06-Mar-29
	237,762	—		49.72	06-Mar-30
	76,422	38,211	(1)	75.04	06-Mar-31
	33,746	67,494	(2)	101.17	06-Mar-32
	—	72,498	(3)	141.55	06-Mar-33
Hill, Gregory P.	36,925	—		80.35	04-Mar-24	22,670	(5)	3,268,107	149,728	(11)	21,584,731
	9	—		48.48	06-Mar-28
	24,126	—		49.72	06-Mar-30
	22,100	11,632	(1)	75.04	06-Mar-31
	10,292	20,586	(2)	101.17	06-Mar-32
	—	22,380	(3)	141.55	06-Mar-33
Goodell, Timothy B.	9,907	—		$49.72	06-Mar-30	9,245	(6)	1,332,759	61,147	(12)	8,814,923
	4,776	4,777	(1)	$75.04	06-Mar-31
	4,218	8,437	(2)	$101.17	06-Mar-32
	—	9,062	(3)	$141.55	06-Mar-33
Rielly, John P.	7,375	—		56.74	06-Mar-29	9,621	(7)	1,386,963	63,594	(13)	9,167,688
	20,513	—		49.72	06-Mar-30
	9,890	4,945	(1)	75.04	06-Mar-31
	4,387	8,774	(2)	101.17	06-Mar-32
	—	9,456	(3)	141.55	06-Mar-33
Lowery-Yilmaz, Barbara	6,968	3,484	(1)	75.04	06-Mar-31	6,923	(8)	998,020	45,605	(14)	6,547,460
	3,121	6,244	(2)	101.17	06-Mar-32
	—	6,935	(3)	141.55	06-Mar-33
(1)	Options vest in equal installments annually over a three-year period from the date of grant of March 6, 2021 if the NEO continues to be employed.

(2)	Options vest in equal installments annually over a three-year period from the date of grant of March 6, 2022 if the NEO continues to be employed.

(3)	Options vest in equal installments annually over a three-year period from the date of grant of March 6, 2023 if the NEO continues to be employed.

(4)

Options may become exercisable earlier in full upon death, disability, normal retirement or a change in control. At the discretion of the committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability, normal retirement or early retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited.

(5)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 11,962 on March 6, 2024, 7,364 on March 6, 2025, and 3,344 on March 6, 2026.

(6)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 4,889 on March 6, 2024, 3,002 on March 6, 2025, and 1,354 on March 6, 2026.

2024 PROXY STATEMENT	43

Executive Compensation + Outstanding Equity Awards at Fiscal Year End

(7)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 5,081 on March 6, 2024, 3,127 on March 6, 2025, and 1,413 on March 6, 2026.

(8)	Shares of restricted stock vest provided the NEO continues to be employed as follows: 3,632 on March 6, 2024, 2,255 on March 6, 2025, and 1,036 on March 6, 2026.

(9)

Shares of restricted stock may vest earlier in full upon normal retirement, death, permanent total disability or a change in control, with proportional vesting at the discretion of the committee in the case of early retirement. The amount listed in column (g) represents the product of the closing market price of the company’s stock as of December 29, 2023 ($144.16), the last trading day of 2023, multiplied by the number of shares of stock subject to the award.

(10)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2021 (58,824 shares), maximum performance goals for PSUs granted in 2022 (104,722 shares) and maximum performance goals for PSUs granted in 2023 (81,041 shares). Actual payout of shares earned will range from 0% to 200% of the units granted for the PSUs granted in 2021 and 2022 and 0% to 210% of the units granted for PSUs granted in 2023 and will occur following the three-year performance periods ending December 31, 2023, December 31, 2024 and December 31, 2025 for the 2021, 2022 and 2023 grants respectively. In February 2024, the committee certified payout of the 2021 PSUs at 66%.

(11)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2021 (35,813 shares), maximum performance goals for PSUs granted in 2022 (63,880 shares) and maximum performance goals for PSUs granted in 2023 (50,035 shares). Actual payout of shares earned will range from 0% to 200% of the units granted for the PSUs granted in 2021 and 2022 and 0% to 210% of the units granted for PSUs granted in 2023 and will occur following the three-year performance periods ending December 31, 2023, December 31, 2024 and December 31, 2025 for the 2021, 2022 and 2023 grants respectively. In February 2024, the committee certified payout of the 2021 PSUs at 66%.

(12)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2021 (14,706 shares), maximum performance goals for PSUs granted in 2022 (26,180 shares) and maximum performance goals for PSUs granted in 2023 (20,261 shares). Actual payout of shares earned will range from 0% to 200% of the units granted for the PSUs granted in 2021 and 2022 and 0% to 210% of the units granted for PSUs granted in 2023 and will occur following the three-year performance periods ending December 31, 2023, December 31, 2024 and December 31, 2025 for the 2021, 2022 and 2023 grants respectively. In February 2024, the committee certified payout of the 2021 PSUs at 66%.

(13)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2021 (15,225 shares), maximum performance goals for PSUs granted in 2022 (27,228 shares) and maximum performance goals for PSUs granted in 2023 (21,141 shares). Actual payout of shares earned will range from 0% to 200% of the units granted for the PSUs granted in 2021 and 2022 and 0% to 210% of the units granted for PSUs granted in 2023 and will occur following the three-year performance periods ending December 31, 2023, December 31, 2024 and December 31, 2025 for the 2021, 2022 and 2023 grants respectively. In February 2024, the committee certified payout of the 2021 PSUs at 66%.

(14)

Number of shares shown in the table is based on achieving target performance goals for PSUs granted in 2021 (10,727 shares), maximum performance goals for PSUs granted in 2022 (19,374 shares) and maximum performance goals for PSUs granted in 2023 (15,504 shares). Actual payout of shares earned will range from 0% to 200% of the units granted for the PSUs granted in 2021 and 2022 and 0% to 210% of the units granted for PSUs granted in 2023 and will occur following the three-year performance periods ending December 31, 2023, December 31, 2024 and December 31, 2025 for the 2021, 2022 and 2023 grants respectively. In February 2024, the committee certified payout of the 2021 PSUs at 66%.

(15)	PSUs may vest earlier upon termination or a change in control as described under “Potential Payments upon Termination or Change in Control” beginning on page 47.

(16)

Value of PSUs reflects target performance level for PSUs granted in 2021 and maximum performance level for PSUs granted in 2022 and 2023 based on the closing price of $144.16 on December 29, 2023, the last trading day of 2023, as required by the SEC disclosure rules. Actual performance attained as of December 31, 2023 was 66% for PSUs granted in 2021 and above target for the truncated performance period for PSUs granted in 2022 and 2023. Actual payments at vesting of the PSU grants could be different based on final performance results. The performance period for the 2021 grants concluded on December 31, 2023, but the award remained unearned and unvested, subject to the committee’s certification of performance results. In February 2024, the committee certified payout on the 2021 PSUs at 66%.

44	2024 PROXY STATEMENT

Executive Compensation + Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth information as to the NEOs regarding the exercise of stock options and the vesting of restricted stock and performance share units under the long-term incentive plan during the last fiscal year:

			Stock Awards
	Option Awards		Restricted Stock		Performance Share Units
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)	Number of Shares Acquired on Vesting (#) (f)	Value Realized on Vesting ($) (g)(2)
Hess, John B.	—	—	—	—	109,649	15,815,772
Hill, Gregory P.	—	—	15,556	2,201,952	66,758	9,629,174
Goodell, Timothy B.	—	—	6,385	903,797	27,413	3,954,051
Rielly, John P.	—	—	6,618	936,778	28,380	4,093,531
Lowery-Yilmaz, Barbara	24,319	2,241,072	5,345	756,585	26,445	3,814,427
(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock that vested on March 6, 2023 by the closing market value price of $141.55.

(2)

Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of PSUs granted in 2020 that vested upon the committee’s certification of performance results in early 2023 by the payout multiple of 125% and by the closing market value of the underlying shares of $144.24 on February 1, 2023.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Hess, John B.	Employees’ Pension Plan	46.58		2,186,568	—
	Restoration Plan	46.58		44,636,213	—
Hill, Gregory P.	Employees’ Pension Plan	15.00		855,187	—
	Restoration Plan	25.00	(1)	19,414,429	—
Goodell, Timothy B.	Employees’ Pension Plan	15.00		757,870	—
	Restoration Plan	15.00		5,193,863	—
Rielly, John P.	Employees’ Pension Plan	22.75		1,354,083	—
	Restoration Plan	39.25	(2)	17,733,796	—
Lowery-Yilmaz, Barbara	Employees’ Pension Plan	9.50		490,648	—
	Restoration Plan	9.50		1,971,788	—
(1)	Credited years of service includes 10 years for service with prior employer. Additional years of credited service result in an increase of $8,185,544 under the restoration plan.

(2)

Credited years of service include 16.5 years for service with prior employer. Benefits shown are net amounts offset by amounts due from prior employer of $18,060 per year. Additional years of credited service result in an increase of $8,022,271 under the restoration plan.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Code, with certain modifications discussed below. On January 1, 2017, we closed the existing final average pay formula pension plan to new employees and introduced a cash balance pension plan for new hires, which has a restoration component as well. Employees participate after one year of service in the employees’ pension plans and vest in the final average pay retirement benefit after five years of service, though the vesting requirement for the cash balance plan is three years.

All of our NEOs are in the final average pay formula pension plan. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or

2024 PROXY STATEMENT	45

Executive Compensation + Pension Benefits

her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the Summary Compensation Table) paid to the participant during the ten years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the ten years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has ten years of service. All of our NEOs, except Ms. Lowery-Yilmaz, are eligible for early retirement under the employees’ pension plan and restoration plan as of December 31, 2022. The company awarded credit service for prior employment under the restoration plan for Messrs. Hill and Rielly for the reasons discussed in “Compensation Discussion and Analysis.” Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan for employees with at least 10 years of service are payable as a lump sum six months after retirement. For employees with fewer than 10 years of service, retirement benefits are payable on the date the employee attains age 65. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 9, Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023. Retirement benefits payable to Mr. Rielly under the restoration plan are offset by retirement benefits payable by his former employer.

Nonqualified Deferred Compensation

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change in control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company. None of our NEOs participate in the deferred compensation plan.

Employment Agreements and Termination Agreements

We have no employment agreements with our NEOs other than agreements relating to credited service discussed under “Pension Benefits” and change-in-control agreements discussed under “Potential Payments upon Termination or Change in Control,” the initial terms of employment described below for Mr. Hill.

Under the terms of employment negotiated with Mr. Hill upon joining the company in 2009, the company agreed that if the company terminates Mr. Hill’s employment without cause, he will be entitled to severance benefits equal to two times his annual base salary and target bonus for the year in which the termination occurs. The company also agreed to award credited service to Mr. Hill under the company’s pension restoration plan for the reasons described in the CD&A, provided Mr. Hill remained employed by the company for five years.

46	2024 PROXY STATEMENT

Executive Compensation + Potential Payments upon Termination or Change in Control

Potential Payments upon Termination or Change in Control

Termination

In the event any of the NEOs’ employment terminated at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on pages 45-46. Retirement benefits under the employees’ pension plan are payable only in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

In addition, in the case of our NEOs who were eligible for early retirement under the employees’ pension plan on December 31, 2023, a pro rata portion of their unvested equity awards based on actual performance would become vested at the discretion of the committee (or with respect to PSUs, without requiring the consent of the committee) based on the number of calendar days elapsed in the applicable vesting period and they would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year End” table on page 43.

If any of the NEOs’ employment terminated due to death or disability on December 31, 2023 (i) stock options in the “Option Awards—Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, (iii) all restricted stock awards listed in that table would have become fully vested and (iv) PSUs would vest and be paid, to the extent earned, at the end of the applicable performance period. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

In the event the company had terminated the employment of Mr. Hill without cause on December 31, 2023, Mr. Hill would have been entitled to receive a cash severance payment of $5,060,000. In addition, a pro rata portion of PSUs would vest and be paid, to the extent earned, at the end of the performance period.

Change in Control

Equity Awards Under the 2017 LTIP. The 2017 Incentive Plan provides for potential acceleration of vesting or exercisability of awards, and other potential changes to awards, upon the occurrence of a change in control. A change in control will generally be deemed to occur in the following circumstances:

•	the acquisition of 20% or more of the outstanding voting stock of the company by any person or entity, other than acquisitions by Hess family members or Hess family-related entities;

•

the persons serving as directors of the company as of the effective date of the 2017 Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board;

•	consummation of a merger, consolidation or reorganization in which the stockholders of the company prior to the merger own 51% or less of the surviving corporation; or

•

consummation of a complete liquidation or dissolution of the company or sale of all or substantially all of the assets of the company, other than to a corporation more than 51% of which is owned after such sale by stockholders of the company prior to the sale.

Under the 2017 Incentive Plan, unless otherwise determined by the committee (or unless otherwise set forth in a change-in-control, employment or similar agreement or an award agreement), if a participant’s employment is terminated without cause or on account of good reason within 2 years following a change in control, each award will become fully vested. Unless otherwise set forth in a change-in-control, employment or similar agreement or an award agreement, the committee, in its discretion, may provide that performance-based awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control) or (y) converted into time-vesting restricted stock or restricted stock unit awards). In the event of a change in control, unless otherwise set forth in an employment, change-in-control or similar agreement or an award agreement, the committee may in its sole discretion provide: (i) for the cancelation of such awards for fair value; (ii) for the assumption or replacement of awards; (iii) for a period of at least 20 days prior to the change in control to exercise options or SARs whether vested or unvested or (iv) that any shares of restricted stock become fully vested.

Severance Payments. The company has entered into change-in-control termination benefit agreements with the NEOs and certain other officers of the company. These agreements provide for “double-trigger” lump sum cash

2024 PROXY STATEMENT	47

Executive Compensation + Potential Payments upon Termination or Change in Control payments equal to a multiple of an executive’s annual compensation if, within 24 months following a change in control, the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for Mr. Hess and two times for Messrs. Hill, Goodell and Rielly and Ms. Lowery-Yilmaz and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, outplacement benefits and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for Mr. Hess and 24 months following termination for Messrs. Hill, Goodell and Rielly and Ms. Lowery-Yilmaz and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The NEOs, other than Ms. Lowery-Yilmaz, are also entitled to a “gross-up” payment from the company for any excise tax imposed by the Code on “excess parachute payments” resulting from a change in control. However, the compensation and management development committee decided in 2010 to eliminate tax gross-up provisions in any change-in-control termination benefit agreements to be entered into thereafter. As a result, our change-in-control agreement with Ms. Lowery-Yilmaz, which was entered into during 2015, does not contain a tax gross up provision.

Potential Change-in-Control Payments and Benefits. Set forth below is the total estimated value, assuming that a change in control occurred on December 31, 2023 and the employment of each NEO terminated on that date under circumstances entitling them to severance payments and benefits under the change-in-control termination benefit agreements, as well as the value of their unvested equity awards as of December 31, 2023.

Named Executive Officer	Cash Severance Payment ($)	Stock Options ($)(1)	Restricted Stock ($)	Performance Share Units ($)(2)	Welfare Benefits ($)	Outplacement Benefits ($)	Additional Pension Benefits ($)(3)	Excise Tax Gross-Up ($)	Total ($)
Hess, John B.	12,053,400	5,742,623	—	26,855,944	54,262	30,000	4,773,411	—	49,509,640
Hill, Gregory P.	5,400,400	1,750,684	3,332,695	16,431,362	51,294	30,000	3,107,479	—	30,103,914
Goodell, Timothy B.	3,378,600	717,881	1,359,155	6,713,971	54,262	30,000	1,674,947	—	13,928,816
Rielly, John P.	3,478,600	745,063	1,414,405	6,982,412	36,174	30,000	4,028,459	—	16,715,115
Lowery-Yilmaz, Barbara(4)	2,507,200	528,344	1,017,650	5,001,049	36,174	30,000	1,130,843	—	10,251,260
(1)	Reflects the in-the-money value of unvested stock options on December 31, 2023 that would become vested and exercisable upon a qualifying termination following a change in control.

(2)

Upon a change in control, performance share units pay out a pro-rata portion based on the actual performance level to date and the remainder at target. Values of the pro-rata portion of performance share units reflect a 66%, 175% and 135% performance level on December 31, 2023 for 2021, 2022 and 2023 performance awards, respectively. The value was based on the closing price of $144.16 on December 29, 2023, which was the last trading day of our fiscal year, as required by SEC disclosure requirements. Performance attained as of December 31, 2022 was at these levels, but actual payments at vesting could be different based on final performance results.

(3)

All of the NEOs would continue to be entitled to his or her accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on page 45. Amounts reflect the value of the incremental benefit of additional years of credited service upon a change in control.

(4)	Ms. Lowery-Yilmaz entered into a Change-in-Control Agreement in 2015 with generally the same terms as the other NEOs, except her agreement does not allow for an excise tax gross-up.

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2023; using the closing price of our common stock on December 29, 2023 (the last trading day of our fiscal year) of $144.16 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 29, 2023 closing price of our common stock and the exercise price); using a performance factor of 66%, 175% and 135% for outstanding PSUs from 2021, 2022 and 2023, respectively; and for the purpose of determining any potential excise tax gross-up (i) assuming each of the NEOs is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2023 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each NEO (i.e., the base amount under the golden parachute rules) ended on December 31, 2022.

48	2024 PROXY STATEMENT

Executive Compensation + Potential Payments upon Termination or Change in Control

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plans, except that (i) the change in a majority of board of directors must occur within a 24-month period and (ii) the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, “good reason” is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. “Cause” for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

CEO Pay Ratio

As of December 31, 2023, we had approximately 1,756 employees, of which 1,594 were located in the United States. Regardless of an employee’s role in the organization or their location, the process for determining compensation is the same: local market competitive data is reviewed to set compensation guidelines. Individual compensation decisions are then adjusted to reflect the individual’s role and responsibilities as well as his or her experience, education, specialized training and overall performance.

We identified our median employee as of December 31, 2023, which was our measurement date for determining our median employee, by using a two-step process described below. First, we reviewed compensation data reflected in our payroll records for all active full-time and part-time employees consisting of:

•	base salary, including overtime pay if applicable,

•	compensation received under the annual incentive program, and

•	the grant date fair value of long-term incentive grants, if applicable.

Next, we calculated each such employee’s total compensation as set forth above on December 31, 2023. For our employees who are not paid in United States dollars, we converted their compensation data using the spot conversion rate on December 31, 2023. These results were then ranked, excluding the Chief Executive Officer, from lowest to highest, and a median sub-group of 11 employees were identified. Once we identified these median employees, we collected additional compensation data for this sub-group in a manner consistent with how our NEOs’ compensation is presented in the “Summary Compensation Table,” including:

•	employer contributions to the company’s 401(k) plan,

•	change in pension values, and

•	company allowances.

The single individual who represented the median of this sub-group was identified and this individual’s total annual compensation was then compared to the total annual compensation value reported in the “Summary Compensation Table” for our Chief Executive Officer.

The total annual compensation for the year ended December 31, 2023 was $216,197 for our median employee and $16,750,203 for our Chief Executive Officer. The ratio of our Chief Executive Officer’s pay to that of our median employee for 2023 was approximately 78 times.

2024 PROXY STATEMENT	49

Executive Compensation + Pay versus Performance

Pay versus Performance

This disclosure regarding executive compensation for our CEO and other NEOs has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the Exchange Act and does not necessarily reflect value actually realized by the NEOs or how the committee evaluates compensation decisions in light of company or individual performance. For discussion of how the committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” section beginning on page 21.

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment based on(3)		Net Income ($ Millions)	Out- performance of the XOP (%)(4)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	16,750,203	17,063,248	6,419,046	6,057,553	229.38	189.30	1,738	-0.6%
2022	14,042,178	53,284,794	5,394,542	16,672,001	222.88	193.17	2,574	48.7%
2021	12,408,198	19,398,601	4,903,501	6,555,430	114.84	116.87	890	-24.6%
2020	11,147,723	4,863,722	5,648,735	2,626,215	80.81	59.61	(2,839)	17.1%
(1)	John Hess was our CEO for each year presented. Each of Messrs. Hill, Goodell, and Rielly and Ms. Lowery-Yilmaz comprised the Non-CEO NEOs for each year presented.

(2)
The calculation of Compensation Actually Paid reflects certain adjustments (deductions and increases) to the Total Compensation that is reflected in the Summary Compensation Table for the CEO and the
Non-CEO
NEOs as set forth below:

	2023		2022		2021		2020
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Summary Compensation Table Total Compensation	16,750,203	6,419,046	14,042,178	5,394,542	12,408,198	4,903,501	11,147,723	5,648,735
Deduction for amounts reported under Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable fiscal year (“FY”)	(11,500,069)	(3,793,797)	(10,000,039)	(3,262,506)	(8,500,056)	(2,762,528)	(8,499,980)	(2,887,523)
Increase based on ASC 718 fair value of awards granted during applicable FY that remain unvested and outstanding as of applicable FY-end, determined as of applicable FY-end	13,434,034	4,096,490	18,133,777	5,565,366	7,112,128	2,320,886	10,897,989	3,498,999
Increase based on ASC 718 fair value of awards granted during applicable FY that vested during the same applicable FY, determined as of vesting date	—	—	—	—	—	—	—	—
Increase/Deduction for awards granted during prior FYs that were outstanding and unvested as of applicable FY-end, determined based on change in ASC 718 fair value from prior FY-end to applicable FY-end	168,976	133,118	24,787,403	7,362,923	4,642,939	1,241,801	(4,383,791)	(1,396,591)
Increase/Deduction for awards granted during prior FYs that vested during applicable FY, determined based on change in ASC 718 fair value from prior FY-end to vesting date	(2,492,658)	(816,476)	5,774,428	1,601,852	3,697,387	906,941	(4,556,992)	(1,149,908)

50	2024 PROXY STATEMENT

Executive Compensation + Pay versus Performance

	2023		2022		2021		2020
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Deduction for change in the actuarial present values reported under the change in pension value and nonqualified deferred compensation earnings column of the summary compensation table for applicable FY	—	(248,715)	—	(293,347)	—	(398,257)	—	(1,481,594)
Increase for service cost during applicable FY for pension plans	702,762	267,887	547,047	303,171	38,004	343,085	258,773	394,097
Total Adjustments	313,045	(361,493)	39,242,616	11,277,459	6,990,402	1,651,928	(6,284,001)	(3,022,520)
Compensation Actually Paid	17,063,248	6,057,553	53,284,794	16,672,001	19,398,601	6,555,430	4,863,722	2,626,215
The amounts
above
shown for Compensation Actually Paid do not represent the value of cash and shares of the company’s common stock received by NEOs during the year, but rather are amounts that are calculated in accordance with the SEC rules and include, among other things, year-over-year changes in the value of unvested equity-based awards. Fair value or change in fair value, as applicable, of equity awards was determined in accordance with ASC 718 and the methodology required by Item 402(v) of Regulation
S-K.
Changes in actuarial present values are equal to the service costs incurred during the relevant period. No prior service costs were incurred as no modifications were made to the pension plans during the relevant period.

(3)
The Peer Group TSR set forth in this table utilizes the peer group that we disclosed in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our annual report for the year listed, which was based on the peer group companies for each respective year listed in the company’s annual proxy statement but excludes companies that had ceased to be publicly traded as of the end of each fiscal year and includes Coterra Energy Inc. and EQT Corporation beginning in 2021 to diversify the 2021 peer group in light of the consolidation of the company’s then existing peers (the “Proxy Peer Group”):

2020	2021	2022	2023
APA Corporation	APA Corporation	APA Corporation	APA Corporation
ConocoPhillips	ConocoPhillips	ConocoPhillips	ConocoPhillips
Continental Resources, Inc.	Continental Resources, Inc.	Coterra Energy Inc.	Coterra Energy Inc.
Devon Energy Corporation	Coterra Energy Inc.	Devon Energy Corporation	Devon Energy Corporation
EOG Resources, Inc.	Devon Energy Corporation	EOG Resources, Inc.	EOG Resources, Inc.
Marathon Oil Corporation	EOG Resources, Inc.	EQT Corporation	EQT Corporation
Murphy Oil Corporation	EQT Corporation	Marathon Oil Corporation	Marathon Oil Corporation
Occidental Petroleum Corporation	Marathon Oil Corporation	Murphy Oil Corporation	Murphy Oil Corporation
Pioneer Natural Resources Co.	Murphy Oil Corporation	Occidental Petroleum Corporation	Occidental Petroleum Corporation
	Occidental Petroleum Corporation Pioneer Natural Resources Co.	Pioneer Natural Resources Co.	Pioneer Natural Resources Co.

The comparison assumes $100 was invested for the period starting December 31 and through the end of the listed year in the company and in the Proxy Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(4)
As described in the “Compensation Discussion and Analysis” section, the PSUs that were awarded in 2023 will be earned based on the CAGR of the company’s TSR for the three-year performance period ending December 31, 2025 compared to the CAGR of the XOP Total Return Index (the “XOP”) during the same period, subject to a performance modifier based on the relative performance of the S&P 500 Total Return Index. Payouts, if any, will occur following the committee’s certification of performance results in 2026 upon the completion of the three-year performance period. Given that the PSUs awarded to our CEO and our
Non-CEO
NEOs in 2023 was the largest portion of their total compensation, we selected our relative one-year
TSR performance compared to that of the XOP as the Company Selected Measure for 2023. The table below under the heading “Description of Relationship Between Compensation Actually Paid and the Outperformance of Our One-Year TSR Performance Compared to the XOP” shows the performance of our one-year
relative TSR performance as compared to the XOP. TSR was calculated assuming dividend reinvestment during the year and using the closing price on the first and last trading days of each year.

Description of Relationship Between Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our
Non-CEO
NEOs, the company’s cumulative TSR over the four most recently completed fiscal years and the Proxy Peer Group’s TSR over the four most recently completed fiscal years.
Our LTI compensation represents the largest portion of our executive officers’ target total direct compensation package, with a substantial portion consisting of PSUs that are earned based on our relative TSR performance over a three year period. As a result of this emphasis in our compensation program on LTI compensation, Compensation Actually Paid to our CEO and the average of Compensation Actually Paid to our
Non-CEO
NEOs was aligned with our

2024 PROXY STATEMENT	51

Executive Compensation + Pay versus Performance

TSR performance over four most recently completed fiscal years. During that period, our cumulative TSR has generally aligned with or outperformed that of Proxy Peer Group, as shown in the graph below.

Description of Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our
Non-CEO
NEOs, and our net income during the four most recently completed fiscal years. Payouts under the company’s cash incentive and LTI programs are determined based on attainment of pre-established
metrics and remain highly sensitive to stockholder returns and our operational and strategic performance. As a result, while net income was not a specified metric under the company’s cash incentive and LTI programs, changes to our net income over the four most recently completed fiscal years aligns with the Compensation Actually Paid to our CEO and the average of Compensation Actually Paid to our
Non-CEO
NEOs.

52	2024 PROXY STATEMENT

Executive Compensation + Pay versus Performance

Description of Relationship Between Compensation Actually Paid and the Outperformance of Our
One-Year
TSR Performance Compared to the XOP
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our
Non-CEO
NEOs, and the ranking of our
one-year
TSR performance as compared to that of the XOP during each of the four most recently completed fiscal years, which we selected as the Company Selected Measure. As described in footnote 4 above, PSUs awarded to our CEO and our Non-CEO NEOs are a substantial portion of their total compensation and vesting. Prior to 2023, payouts under our PSUs were tied to the ranking of our three-year TSR performance compared to our Proxy Peer Group, which are included in the XOP together with other oil and gas E&P companies. As a result, Compensation Actually Paid to our CEO and the average of Compensation Actually Paid to our Non-CEO NEOs may not fully align with our one-year TSR performance compared to the XOP.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and
Non-CEO
NEOs for 2023 to company performance.

Performance Measures	Other Considerations
•
Relative TSR
is a metric under our PSU program to effectively measure our performance compared to XOP and the S&P 500 Total Return Index over a three-year period.
•
Production
is a metric under our AIP tied to our annual financial results and is the primary output of our E&P investments.
•
Capital and Exploratory Spend
is a metric under our AIP aligned to sustainability and profitability of our business.
•
Controllable Operated Cash Costs
is a metric under our AIP tied to our annual financial results to manage expenses and maximize cash margin.
•
CROCE
is a metric under our AIP to measure the company’s use of capital.
•
EBITDAX
is a metric under our AIP to measure the company’s ability to generate cash from operations.

The measures in this table are not ranked. For additional details regarding these performance measures, please see “Compensation Discussion and Analysis” section beginning on page 21. In addition to the performance measures listed here, the committee also considers exploration resource additions as well as environment, health and safety goals that are included in our AIP and underscore the importance of sustainability, health and safety and its integration into our strategy and operations, incentivizing management to continue to build on our industry leading performance in these areas. Furthermore, in 2023, the committee included a strategic modifier based on five evaluation themes that were determined at the beginning of the year and assessed in early 2024 based on a comprehensive review of performance against each theme: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability. The committee also assesses individual performance based on goals set at the beginning of each year, specific to each NEO, as described in “Assessment of Individual Performance” beginning on page 33.

2024 PROXY STATEMENT	53

Executive Compensation + Compensation and Risk

Compensation and Risk

The company performed a risk assessment to determine whether the amount and composition of compensation for the company’s employees and the design of compensation programs may create incentives for excessive risk-taking by its employees. The risk assessment focused on the following areas and the results were reviewed with and approved by the company’s chief risk officer:

•	assessment of residual risk associated with certain elements and design features of the company’s compensation program;

•	calculation of approximate exposure values of each business unit by aggregating the value of material risks into a single “at risk” dollar figure (“Exposure”);

•	assignment of a compensation risk score for major business units to attribute the level of compensation risk arising from potential for risk-taking and compensation mix (“Compensation Risk”); and

•	review of higher risk areas by Exposure and Compensation Risk and appropriate mitigation plans.
The risk assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the company to significant business risk. The company concluded that for the substantial majority of its employees, their compensation risk and their ability to take business risks is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout, and they do not have the authority to take action on behalf of the company that could expose the company to significant business risks. The company focused on the compensation programs for its senior executives, as these are the employees whose actions may expose the company to significant business risk. The company reviewed the cash and equity incentive programs for these executives and concluded that the following factors tend to mitigate the likelihood of excessive risk-taking:

•
the compensation mix for these executives is designed to deliver a substantial portion of compensation in the form of long-term equity awards, and in the case of senior executives, such awards constitute the majority of their compensation;

•	payouts on annual cash bonuses are capped, reducing the incentive to take excessive risk for short-term gains;

•
LTI awards are made at the discretion of the compensation and management development committee with the goal of creating incentives for these employees to work for growth in the long-term profitability of the company;

•	the compensation and management development committee has the discretion to reduce the cash incentive awards as well as LTI awards as it deems appropriate;

•
senior executives are subject to stock ownership guidelines requiring them to hold specified levels of the company’s stock during the term of their employment, the economic risk of which may not be hedged by equity derivative instruments, in order to align their interests with the long-term interests of all stockholders;

•	incentive based compensation of any current or former executive officer may be subject to recoupment in certain circumstances involving financial restatement due to material noncompliance;

•	compliance with the company’s code of business conduct and ethics is considered in compensation determinations;

•	the company has an environmental, health and safety function which oversees and monitors compliance in these areas for the company;

•	the company’s variable compensation programs include a variety of environmental, health and safety performance metrics; and

•
the compensation and management development committee continually monitors the company’s compensation programs and practices to assure that they appropriately balance the interests of employees and stockholders.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

54	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE TO APPROVE

THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act enacted in 2010 and pursuant to Section 14A of the Exchange Act, an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2023 annual meeting of stockholders. At that meeting our stockholders agreed, and the board subsequently approved, that the advisory vote on executive compensation be held on an annual basis. We expect the next executive compensation advisory vote will occur at the 2025 annual meeting of stockholders, unless the closing of the Chevron merger occurs prior to such date.

Accordingly, and pursuant to Section 14A of the Exchange Act, we are asking stockholders for an advisory approval of the compensation of our named executive officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders an opportunity to approve, reject or abstain from voting with respect to our overall fiscal 2023 executive compensation programs and policies and the compensation paid to our named executive officers.

Please read the “Compensation Discussion and Analysis” section beginning on page 21 for additional details about our executive compensation program, including information about the fiscal year 2023 compensation of our named executive officers, our outreach to stockholders and the continued enhancements we seek to make to our executive compensation programs to further align pay and performance.

This proposal allows our stockholders to express their opinions regarding the decisions of the committee on the prior year’s annual compensation to the named executive officers. Because your vote on this proposal is advisory, it will not affect existing compensation or be binding on the company, the board or the committee. However, the board and the committee will carefully consider the voting results on this proposal in future decisions on executive compensation. Your advisory vote will serve as an additional tool to guide the board and the committee in continuing to improve the alignment of the company’s executive compensation programs with the long-term interests of the company and its stockholders and is consistent with our commitment to high standards of corporate governance.

Hess’ 2023 advisory vote on executive compensation received the approval of approximately 98% of shares present and entitled to vote at the 2023 annual meeting of stockholders. Following the 2023 vote, we continued the outreach program we undertook with our stockholders and other stakeholders to discuss and solicit their views on matters of interest to them relating to our executive compensation program. For the reasons stated in the “Compensation Discussion and Analysis,” we believe that our executive compensation program is tailored to our strategic plans, appropriately aligns executive pay with company performance and incentivizes management to work for the long-term growth of stockholder value.

The board of directors unanimously recommends stockholders vote FOR, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of the resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The board of directors unanimously recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

2024 PROXY STATEMENT	55

PROPOSAL 3: RATIFICATION OF THE SELECTION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit the company’s financial statements. Accordingly, the audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2024, unless the closing of the Chevron merger occurs prior to such date. Ernst & Young LLP has acted for the company in this capacity for many years. During this time, Ernst & Young LLP has gained significant knowledge about our operations and business, accounting policies and practices, and internal control over financial reporting.

The audit committee evaluated Ernst & Young LLP’s qualifications, performance and independence, as described on page 13, and the audit committee and the board believe that the continued retention of Ernst & Young LLP as the company’s independent registered public accountants is in the best interest of the company and its stockholders. Therefore, the board proposes that the stockholders ratify this selection at the annual meeting. Ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of this vote and will have the effect of a vote against the proposal.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent registered public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fee Information

Ernst & Young LLP’s fees, by category of professional service in each of the last two fiscal years, were (in thousands):

	2023	2022

Audit Fees	$7,092	$6,571

Audit-Related Fees	746	1,016

Tax Fees	699	1,384

All Other Fees	—	—
Total	$8,537	$8,971

Audit fees include fees and expenses associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, comfort letters and statutory audits required internationally. These amounts also include $1.650 million and $1.623 million for 2023 and 2022, respectively, related to the audit of Hess Midstream LP, including SEC registration statements and comfort letter procedures.

Fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations and consultations on internal accounting controls.

Tax fees include tax compliance services as well as United States and international tax advice and planning.

As part of its responsibility for oversight of the independent registered public accountants, the audit committee has established a pre-approval policy for the provision of engaging audit and permitted non-audit services provided by the company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the

56	2024 PROXY STATEMENT

Proposal 3: Ratification of the Selection of Ernst & Young LLP

service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent registered public accountants. The audit committee has delegated authority to the chair of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. In 2023 and 2022, all audit, audit-related, tax and other fees were pre-approved by the audit committee or the chair of the audit committee. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent registered public accountants.

The board of directors unanimously recommends that stockholders vote

FOR the ratification of the selection of Ernst & Young LLP as independent registered public accountants for the year ending December 31, 2024.

2024 PROXY STATEMENT	57

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

You have received these proxy materials because you are a Hess Corporation stockholder, and our board of directors is soliciting your authority, or proxy, to vote your shares at the 2024 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2023 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting. Proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about April 5, 2024.

The following proposals are scheduled to be voted on at the annual meeting:

• Proposal 1:	Election of twelve director nominees;

• Proposal 2:	Advisory approval of the compensation of our named executive officers; and

• Proposal 3:	Ratification of the selection of Ernst & Young LLP as our independent registered accountants for the fiscal year ending December 31, 2024.

Can I access the proxy materials on the internet?

Yes. The company’s notice of annual meeting, proxy statement and 2023 annual report are available at www.proxyvote.com.

In accordance with SEC rules, we are making our proxy materials available to stockholders over the internet. On or about April 5, 2024, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2023 annual report and submit a proxy over the internet. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice.

The Notice also includes instructions about how to request delivery of future proxy materials electronically by e-mail, and we encourage you to do so. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the materials to you and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail prior to the next stockholder meeting containing links to the proxy materials and the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you change it.

How do I attend the annual meeting?

The annual meeting will be held virtually only, via live webcast, on Wednesday, May 15, 2024 at 9:00 a.m., Central Time. If you were a stockholder at the close of business on March 27, 2024, you may attend the virtual annual meeting. You will be able to participate in the annual meeting online and submit your questions in advance of the meeting by visiting www.proxyvote.com or during the meeting by visiting www.virtualshareholdermeeting.com/HES2024. You also will be able to vote your shares electronically at the virtual annual meeting.

If you hold shares beneficially in street name through a bank, broker or other nominee, you can attend the annual meeting by visiting www.virtualshareholdermeeting.com/HES2024 and entering the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials or voting instruction form. Beneficial shareholders may need to obtain a control number and instructions by contacting their account representative at the bank, broker, or other nominee that holds their shares. If you are a stockholder of record, you can attend the annual meeting by visiting www.virtualshareholdermeeting.com/HES2024 and entering the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials or proxy card. You do not need to attend the virtual annual meeting to vote. Even if you plan to attend the virtual annual meeting, please submit your vote in advance as instructed herein.

The virtual annual meeting webcast will begin promptly at 9:00 a.m., Central Time. We encourage you to access the virtual annual meeting website prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time to ensure your ability to access the meeting.

58	2024 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting

What is the quorum requirement for holding the 2024 annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who can vote?

Holders of record of common stock at the close of business on March 27, 2024 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. As of March 27, 2024, there were 308,102,605 shares of common stock outstanding and entitled to vote at the annual meeting. There are no other voting securities of the company outstanding.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on March 27, 2024, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. Brokers are not permitted to vote your shares for the election of directors or for the advisory vote on executive compensation without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The voting instruction forms provided by your bank, broker or other nominee will also include information about how to vote your shares over the internet or telephonically, if such options are available. Please return your completed voting instruction form to your broker and contact the person responsible for your account or vote by using the internet or telephone so that your vote can be counted.

How do I vote my shares?

You may vote your shares using one of the following methods (please also see the information provided above concerning the difference between holding shares as a holder of record and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such nominee):

Over the Internet	By Telephone

If you have access to the internet, you can submit your proxy online by following the instructions included on your proxy card or the Notice (or voting instruction form in the case of beneficial holders for whom internet voting is available) for voting over the internet.

You can vote by calling a toll-free telephone number listed on the proxy card (or voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your proxy card or voting instruction form for instructions on voting by phone.

By Mail	At the Annual Meeting

You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials (or voting instruction form in the case of beneficial holders). Please refer to your proxy card or voting instruction form for instructions on voting by mail.

Stockholders are invited to attend the virtual annual meeting and vote electronically by visiting the following website: www.virtualshareholdermeeting.com/ HES2024. To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or on your voting instruction form or as provided by your bank, broker or other nominee in the case of beneficial holders).

2024 PROXY STATEMENT	59

Questions and Answers About the Annual Meeting and Voting

A control number, located on the instruction sheet attached to the proxy card or the Notice, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card. If you vote by proxy prior to the annual meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote by submitting the voting instruction form provided by your bank, broker or other nominee. Telephone and internet voting may be also available — please refer to the voting instruction form provided by your bank, broker or other nominee for more information.

Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:

•	delivering a written notice to the secretary of the company, mailed to Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036;

•	executing and submitting a later-dated proxy;

•	re-voting your shares by telephone or on the internet; or

•	attending the virtual annual meeting and voting electronically.

What vote is required to approve each of the proposals?

•

Proposal 1: Election of directors: Directors will be elected by a majority of votes cast, which means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes are not counted as votes cast.

•

Proposal 2: Advisory vote to approve the compensation of the named executive officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for the purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

•

Proposal 3: Ratification of the selection of Ernst & Young LLP as our independent registered public accountants: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Brokers will have discretion to vote any uninstructed shares on the proposal.

What are the recommendations of the board of directors?

The board of directors unanimously recommends that you vote your shares on your proxy card:

•	FOR the election of directors nominated herein;

•	FOR the advisory approval of the compensation of our named executive officers; and

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2024.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy card or, if you vote via the internet or telephone, vote once for each proxy card you receive.

60	2024 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:

•	FOR the election of directors nominated herein;

•	FOR the advisory approval of the compensation of our named executive officers; and

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2024.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the effect of an “abstain” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.

Under the rules of the NYSE, “non-routine” matters include, among others, the election of directors and the advisory vote to approve the compensation of named executive officers. As such, a broker may not vote your shares with respect to such matters without your instructions.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

How can I ask questions at the annual meeting?

We will conduct the annual meeting virtually this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our annual meeting for all of our stockholders. Stockholders may submit questions in advance of the meeting by visiting www.proxyvote.com or during the meeting by visiting www.virtualshareholdermeeting.com/HES2024. To ask a question, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (or on your voting instruction form or as provided by your bank, broker or other nominee in the case of beneficial holders). The chair of the meeting has broad authority to conduct the virtual annual meeting in an orderly manner, including establishing rules of conduct and time limitations for stockholder questions. A copy of the rules of conduct will be available online at the virtual annual meeting. Responses to appropriate questions asked by stockholders during or in advance of the annual meeting will be posted to our website at www.hess.com as soon as is practical after the meeting.

What if I have technical or logistical difficulties?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, there will be a toll free number and international number available on the meeting website to assist you.

2024 PROXY STATEMENT	61

Questions and Answers About the Annual Meeting and Voting

How does the proposed merger with Chevron impact the 2024 annual meeting?

On October 22, 2023, the company entered into the merger agreement with Chevron. The merger agreement provides that, among other things and subject to the terms and conditions of the merger agreement, Merger Subsidiary will be merged with and into Hess, and Hess will be the surviving corporation in the merger as a direct, wholly-owned subsidiary of Chevron. Completion of the merger is subject to the satisfaction of certain closing conditions, including stockholder and regulatory approvals. We will be holding a separate special meeting of stockholders to vote on the proposed merger. For additional information related to the merger, please refer to company’s merger proxy statement and other relevant materials to be filed with the SEC when they become available.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

62	2024 PROXY STATEMENT

ADDITIONAL INFORMATION

Availability of Additional Materials

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s corporate secretary at our principal executive offices at Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, a copy of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, or the company’s proxy statement. The company’s proxy statement and annual report are also available on our website at www.hess.com.

The information provided on the company’s website is referenced in this proxy statement for information purposes only. Neither the information on the company’s website, nor the information in the company’s sustainability report, shall be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

Proxy Solicitation Expenses

The cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitation will be made by mail and internet. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, we have retained MacKenzie Partners, Inc. to aid in the solicitation. Its fees for this solicitation are not expected to exceed $25,000, exclusive of expenses.

Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the company’s directors, certain of its officers and persons who beneficially own more than 10% of the outstanding shares of the company’s common stock to file initial reports of ownership and reports of changes in ownership of the company’s common stock with the SEC. Based solely on the company’s review of such reports filed electronically with the SEC and on any written representations from such reporting persons, the company believes that in 2023 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a).

Submission of Stockholder Proposals and Nominations for the 2025 Annual Meeting

We will hold our 2025 annual meeting of stockholders only if the Chevron merger has not already been completed by the date for which the 2025 annual meeting of stockholders is scheduled.

Proposals and Director Nominees for Inclusion in Proxy Materials

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2025 annual meeting of stockholders must be received by the corporate secretary at the address below no later than December 6, 2024 (120 days prior to the one-year anniversary of this proxy statement). Such proposals must meet the requirements of the applicable SEC rules and regulations to be eligible for inclusion in the company’s proxy materials. Proposals must be addressed to:

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Attn: Corporate Secretary

Stockholder nominations for candidates for election at the 2025 annual meeting of stockholders which the stockholders wish to include in the company’s proxy materials relating to the 2025 annual meeting of stockholders pursuant to the company’s proxy access by-law must be received by the company at the above address on or prior to February 14, 2025 (90 days prior to the one-year anniversary of the 2024 annual meeting) together with the information required by the proxy access provision in the company’s by-laws.

2024 PROXY STATEMENT	63

Additional Information

Proposals and Director Nominees for Presentation at the Annual Meeting

Any stockholder proposal for, or nominations for candidates for election at, the 2025 annual meeting of stockholders which the proponent does not wish to include in the company’s proxy materials for that meeting must be received on or prior to February 14, 2025 (90 days prior to the one-year anniversary of the 2024 annual meeting) together with the information required by the company’s by-laws. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our by-laws and must include the information in the notice required by our by-laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act. If the notice of such proposal or nomination is received by the company at the above address after February 14, 2025, the proposal or nomination will be considered untimely, and if voted at the annual meeting, will be subject to the discretionary authority of proxies solicited by the board of directors.

OTHER MATTERS

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.

By order of the Board of Directors,

Timothy B. Goodell

Secretary

April 5, 2024

64	2024 PROXY STATEMENT

 HESS CORPORATION

 1185 AVENUE OF THE AMERICAS

 NEW YORK, NY 10036

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in the Hess Corporation Savings Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HES2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2024 for shares held in the Hess Corporation Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43278-Z87464       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HESS CORPORATION
The Board of Directors recommends a vote FOR all the nominees.

1.	Election of twelve director nominees to serve for a one-year term expiring in 2025:

	Nominees:		For	Against	Abstain

	1a.	T.J. CHECKI	☐	☐	☐

	1b.	L.S. COLEMAN, JR.	☐	☐	☐

	1c.	L. GLATCH	☐	☐	☐

	1d.	J.B. HESS	☐	☐	☐

	1e.	E.E. HOLIDAY	☐	☐	☐

	1f.	M.S. LIPSCHULTZ	☐	☐	☐

	1g.	R.J. MCGUIRE	☐	☐	☐

	1h.	D. MCMANUS	☐	☐	☐

	1i.	K.O. MEYERS	☐	☐	☐

	1j.	K.F. OVELMEN	☐	☐	☐

		For	Against	Abstain

	1k. J.H. QUIGLEY	☐	☐	☐

	1l. W.G. SCHRADER	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
2.	Advisory approval of the compensation of our named executive officers.	☐	☐	☐
3.	Ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

The Annual Meeting will be held as a virtual only meeting of stockholders. If you are a stockholder of record at the close of business on March 27, 2024, the record date for the Annual Meeting, you will be able to attend the Annual Meeting as well as submit questions and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HES2024.

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V43279-Z87464

HESS CORPORATION

Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Annual Meeting — May 15, 2024 at 9:00 a.m., Central Time

The undersigned hereby authorizes and appoints JOHN B. HESS, GREGORY P. HILL and TIMOTHY B. GOODELL, or any of them, as proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held virtually on May 15, 2024, at 9:00 a.m., Central Time, via live webcast at www.virtualshareholdermeeting.com/HES2024, and all adjournments or postponements thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournments or postponements thereof.

Please indicate on the reverse side of this card how this stock is to be voted. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

If not otherwise specified, shares will be voted FOR each of the nominees in Proposal 1 and FOR Proposals 2 and 3.

Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed Fidelity Management Trust Company as Trustee to vote such stock on each proposal in the same proportion as the other participants in the plan vote.